UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Tapestry Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TAPESTRY PHARMACEUTICALS, INC.

4840 Pearl East Circle, Suite 300W

Boulder, Colorado 80301

February     , 2006

To our Stockholders:

I am pleased to invite you to attend a Special Meeting of Stockholders of Tapestry Pharmaceuticals, Inc. held on Friday, April 7, 2006 at 9:00 a.m. local (Mountain) time at the [Radisson Hotel & Conference Center, 1850 Industrial Circle, Longmont, Colorado, 80501.]

We have successfully executed a purchase agreement related to a private placement of securities of our company.  In the private placement, we agreed to issue and sell an aggregate of 12,750,000 shares of our common stock at $2.00 per share and warrants to purchase up to an additional 12,750,000 shares of our common stock at an exercise price of $2.40 per share for total gross proceeds to us of approximately $25.5 million (excluding any proceeds received upon exercise of the warrants).  However, as required by Nasdaq Marketplace Rule 4350 for issuances of 20% or more of the outstanding common stock or voting power of the Company at below market, or issuances that result in a change of control under the Nasdaq rules, we cannot issue the shares and warrants authorized by the purchase agreement without your approval.  One of the proposals included in the attached Proxy Statement describes this important financing in detail.

COMPLETING THIS FINANCING WILL DILUTE YOUR EXISTING STOCKHOLDING.  HOWEVER, IF STOCKHOLDERS DO NOT APPROVE THIS PROPOSAL, THE COMPANY WILL NOT BE ABLE TO OBTAIN THE APPROXIMATELY $25.5 MILLION OF GROSS PROCEEDS THAT IT BELIEVES ARE ESSENTIAL TO THE COMPANY’S OPERATIONS AND SUCCESS.

In addition, the financing contemplates changes to the Company’s equity incentive plans.  As a result, you will be asked (i) to approve the new equity incentive plan for the Company, (ii) to approve an amendment of our bylaws to delete a limitation on the Company’s ability to reduce the exercise price of any stock option granted under any existing or future stock option plan, and (iii) to approve the repricing of certain stock options previously granted under our existing equity incentive plans.

Each of the proposals discussed above is described more fully in the accompanying proxy materials.  We encourage you to carefully read these materials.

THE BOARD OF DIRECTORS OF TAPESTRY PHARMACEUTICALS, INC. RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH PROPOSAL SET FORTH IN THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.

Your vote is very important. Whether or not you plan to attend the special meeting, please cast your vote as soon as possible.  Voting by written proxy will ensure your representation at the special meeting even if you do not attend in person.  If you do attend the special meeting in person, you may withdraw your proxy at the meeting and vote there if you so desire.

NOT VOTING COULD BE EQUIVALENT TO CASTING A NEGATIVE VOTE FOR ALL OF THE PROPOSALS SET FORTH IN THE PROXY IF IT RESULTS IN A QUORUM NOT BEING PRESENT AT THE MEETING.

Thank you for your continued support.

Sincerely,

Leonard P. Shaykin
Chairman and Chief Executive Officer

TAPESTRY PHARMACEUTICALS, INC.

4840 Pearl East Circle, Suite 300W

Boulder, Colorado 80301

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On April  7, 2006

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of Tapestry Pharmaceuticals, Inc., a Delaware corporation (the “Company”).  The meeting will be held on Friday, April 7, 2006 at 9:00 a.m. local (Mountain) time at the [Radisson Hotel & Conference Center, 1850 Industrial Circle, Longmont, Colorado, 80501] USA for the following purposes:

1.                                      To approve the sale and issuance, in a private placement to certain investors, of 12,750,000 shares of our common stock at a price of $2.00 per share, and warrants to purchase up to an additional 12,750,000 shares of our common stock at an exercise price of $2.40 per share, in exchange for aggregate gross proceeds payable to the Company of $25.5 million not including any proceeds from exercise of the warrant.

2.                                      To approve the Company’s 2006 Equity Incentive Plan and the grant of certain stock options thereunder.

3.                                      To approve an amendment to the Company’s bylaws to delete a limitation on the Company’s ability to reduce the exercise price of any stock option granted under any existing or future stock option plan.

4.                                      To approve the repricing of options to purchase up to 528,804 shares of common stock previously granted under the Company’s equity incentive plans, whereby the exercise price of such options would be reduced to $[        ] per share.

5.                                      To approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to constitute a quorum or to approve Proposals 1 through 4.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Special Meeting is February 21, 2006.  Only stockholders of record at the close of business on the record date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

[FACSIMILE SIGNATURE]

Patricia A. Pilia, Ph.D.
Secretary

Boulder, Colorado
February , 2006

You are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting.  A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience.  Even if you have voted by proxy, you may still vote in person if you later decide to attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

TAPESTRY PHARMACEUTICALS, INC.

4840 Pearl East Circle, Suite 300W

Boulder, Colorado 80301

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

April 7, 2006

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Although we encourage you to read the enclosed proxy statement in its entirety, we include this Question and Answer section to provide some background information and brief answers to several questions you might have about the enclosed proposals.

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Tapestry Pharmaceuticals, Inc. (sometimes referred to as the “Company” or “Tapestry”) is soliciting your proxy to vote at the Special Meeting of Stockholders. You are invited to attend the meeting and we request that you vote for all of the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about February     , 2006, to all stockholders of record entitled to vote at the special meeting.

Who can vote at the special meeting?

Only stockholders of record at the close of business on February 21, 2006, will be entitled to vote at the special meeting. On this record date, there were [               ] shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on February 21, 2006, your shares were registered directly in your name with Tapestry’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on February 21, 2006, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are five matters to be voted on at the special meeting:

•                  Approval of the sale and issuance, in a private placement (commonly referred to as a “PIPE” financing) to certain investors (the “Private Placement”), of 12,750,000 shares of our common stock at a price of $2.00 per share, and warrants to purchase up to an additional 12,750,000 shares of our common stock at an exercise price of $2.40 per share, in exchange for aggregate gross proceeds payable to the Company of $25.5 million;

•                  Approval of the Company’s 2006 Equity Incentive Plan and the grant of certain stock options thereunder;

•                  Approval of an amendment to the bylaws of the Company to delete a limitation on the Company’s ability to reduce the exercise price of any stock option granted under any existing or future stock option plan;

•                  Approval of the repricing of options to purchase up to 528,804 shares of common stock previously granted under the Company’s stock option plans, whereby the exercise price of such options would be reduced to $[          ] per share; and

•                  Approval of the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to constitute a quorum or to approve Proposals 1 through 4.

What is the private placement?

On February 2, 2006, we entered into a purchase agreement (the “Purchase Agreement”) under which we agreed to sell and issue to certain purchasers (the “Purchasers”) an aggregate of 12,750,000 shares of our common stock, par value $0.0075 per share, and related warrants to purchase up to an aggregate of 12,750,000 shares of our common stock.  In this Proxy Statement, we refer to the shares of common stock we will issue to the Purchasers pursuant to the Purchase Agreement as the “Shares” and the related warrants as the “Warrants,” and when describing both the Shares and the Warrants, we refer to them as the “Securities.”  Under Nasdaq rules (as further described below), we could not, without the approval of our stockholders, issue more than 696,738 shares of our common stock (or 19.99% of our issued and outstanding shares immediately prior to the execution of the Purchase Agreement).

We are now seeking stockholder approval of Proposal 1 to issue the Shares and Warrants (i.e., an aggregate of 12,750,000 shares of common stock and related warrants to purchase 12,750,000 additional shares of our common stock) pursuant to the Purchase Agreement.

Pursuant to the Purchase Agreement, we issued to the Purchasers shortly after execution of the Purchase Agreement warrants to purchase an aggregate of 522,815 shares of our common stock (representing 15% of our issued and outstanding shares of common stock as of February 2, 2006), with an exercise price of $0.01 per share (the “Alternative Warrants”).  These Alternative Warrants are not yet exercisable and will become exercisable only in connection with certain events, one of which is the failure of our stockholders to approve the Private Placement.  See the discussion below entitled “Alternative Warrants”.

•                  If Proposal 1 is not approved by our stockholders, we will not be allowed to issue the Securities, and the Alternative Warrants will become immediately exercisable.

•                  If Proposal 1 is approved by our stockholders, we will issue the Securities to the Purchasers upon satisfaction of certain conditions in the Purchase Agreement.  Upon such issuance, we will receive $25.5 million of gross proceeds from the sale of the Securities (approximately $24 million net of transaction fees and expenses) and the Alternative Warrants will automatically terminate and become null and void without ever becoming exercisable.

Why is the Company seeking stockholder approval for the issuance of the Securities?

We are subject to the rules of the Nasdaq Stock Market, Inc. because our common stock is listed on the Nasdaq Capital Market.  These rules require us to obtain stockholder approval for any issuance or sale of common stock, or securities convertible into or exercisable for common stock, that is (i) equal to 20% or more of our outstanding common stock before such issuance or sale and (ii) at a price per share below the greater of book or market value at the time of such issuance or sale. These rules also require stockholder approval of any issuance of voting stock that would result in a change of control of the issuer, which is defined as the ownership by any stockholder or group of affiliated stockholders of 20% or more of an issuer’s voting stock immediately following the issuance.  These rules apply to the issuance of the Securities because:

•                  the purchase price of the Shares to be issued pursuant to the Purchase Agreement is $2.00 per share, which is below the $3.50 per share closing sale price of our common stock on the Nasdaq Capital Market on February 1, 2006, the day before we entered into the Purchase Agreement;

•                  the total shares of common stock to be issued pursuant to the Purchase Agreement and issuable upon exercise of the Warrants will comprise, in total, approximately 732% of the shares of our common stock outstanding immediately prior to February 2, 2006; and

•                  the issuance of shares of the Company’s common stock pursuant to the Purchase Agreement will constitute a change of control under the Nasdaq Marketplace Rules because [one] of the purchasers will beneficially own more than 20% of the Company’s common stock following completion of the private placement.

For these reasons, we are required under Nasdaq Capital Market rules to obtain stockholder approval prior to issuing the Securities.

In addition, under the Purchase Agreement, we agreed to take all action necessary to call a meeting of our stockholders to be held no later than May 2, 2006 to seek approval of the Private Placement.  This Proxy Statement has been prepared to satisfy our obligations to the Purchasers under the Purchase Agreement.

Why does the Company need to issue the Securities?

As of January 31, 2006, we had unrestricted cash, cash equivalents and investments of approximately $12.7 million.  Without additional capital, meeting our working capital needs under a continuation of the current business model would prove difficult beyond December 2006.  Accordingly, the audit report prepared by our independent registered public accounting firm relating to our consolidated financial statements for the year ended December 28, 2005 includes an explanatory paragraph expressing the substantial doubt about our ability to continue as a going concern.  Prior to determining to proceed with the Private Placement, we had taken a number of actions to reduce our monthly cash requirements, including, among other things, reductions in workforce and related payroll costs, reductions in the growth of executive compensation, reductions in facility costs, reductions in the number of active programs in development, reductions in capital expenditures and reductions in charges from outside service providers.  After implementing these and other cost savings measures and determining that our lead pharmaceutical program warranted expanded clinical development, our management and Board of Directors determined that the Company should seek the additional capital necessary to fund the ongoing operations of the Company and its lead pharmaceutical program.  Taking into account the continued depressed trading price of the Company’s common stock and its low market capitalization, the general state of the capital markets for issuers like the Company and our limited access to a variety of capital sources to fund the Company, our management and Board of Directors, in consultation with our financial advisor, Ferghana Securities, Inc., determined that a private placement of our publicly-traded common stock, with industry knowledgeable private venture capital and other institutional investors, had the highest likelihood of success. We also believe that a private placement could be consummated in a timely fashion and would provide the Company with overall amounts, terms and conditions better than any other financing alternative available to it.  It was therefore determined to pursue such a transaction.

Assuming the approval of Proposal 1, we would be authorized to issue the Securities and upon satisfaction of the other conditions to closing the financing, the Company would receive $25.5 million of gross proceeds from the sale of the Securities (approximately $24 million net of transaction fees and expenses), excluding any proceeds from the exercise of Warrants that could occur at a later date.

What if Proposal 1 is not approved?

If Proposal 1 does not receive stockholder approval, the issuance of the Securities to the Purchasers will not occur and the Alternative Warrants will become exercisable immediately.  If the Alternative Warrants become exercisable, the Company would become obligated to issue an aggregate of 522,815 shares of common stock at an exercise price of $.01 per share and the ownership of the existing stockholders of the Company would be diluted with no corresponding benefit to the Company.  The aggregate ownership of all holders of the Company’s outstanding common stock immediately prior to the full exercise of the Alternative Warrants would be reduced to approximately [88]% of outstanding shares of the Company’s common stock.

If the Securities are not issued, we will not receive the $25.5 million of gross proceeds from the sale of the Securities (approximately $24 million net of transaction fees and expenses). Our liquidity and capital resources would then be extremely limited.  If we do not receive the proceeds from the sale of these Securities, meeting our working capital needs under a continuation of the current business model would prove difficult beyond December 2006 and would significantly harm our ability to achieve our intended near term business objectives.  We would be forced to preserve our cash position through a combination of additional cost reduction measures, sales of core assets at values significantly below their potential worth and postponement or termination of our lead development program.  In addition, we would need to augment our cash through additional and possibly repetitive dilutive financings.  Should we have to seek additional funds to replace the funds that would be received from the Private Placement, there can be no assurance that sufficient funds could be obtained at all, or on terms that are as favorable to us as the terms of the Private Placement.  Any of the alternatives to the financing described above would, in the Company’s view, substantially diminish the value of our common stock and thus your investment in our shares.

Will the issuance of the Securities dilute our stockholders’ percentage of ownership of the Company?

Our stockholders will incur immediate and substantial dilution of their percentage of stock ownership in the Company if Proposal 1 is approved and the Securities are issued.  The aggregate ownership of all holders of the Company’s outstanding common stock immediately prior to the issuance of the Securities will be reduced to approximately 21% of outstanding shares of the Company’s common stock, or 12% assuming exercise in full of the Warrants.  However, as explained above in the answer to the question “What if Proposal 1 is not approved?” failure to issue these Securities would significantly impair the Company’s business and diminish to an even greater extent the value of the Company’s common stock.  Moreover, even though the percentage ownership interest of the holders of the Company’s outstanding common stock will be substantially reduced upon the issuance of the Securities, the Company will receive the funds necessary to substantially advance its business and future prospects.

Our stockholders will also incur additional dilution of their percentage of stock ownership in the Company on a fully diluted basis if Proposals 2 through 4 are approved and additional stock options are granted and outstanding stock options are repriced as contemplated by those proposals.  Because the purcahsers of the Securities have found themselves to vote in favor of the actions contained in proposals 2 through 4, approval of proposal 1 ensures subsequent approval of proposals 2 through 4 even if proposals 2 through 4 are not approved this special meeting.  See the discussion under Proposal 1 “Impact of the Private Placement on Existing Stockholders - Advantages and Disadvantages.”

How do I vote?

For each of the matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the special meeting or vote by proxy using the enclosed proxy card.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person if you have already voted by proxy.

•                  To vote in person, come to the meeting and we will give you a ballot when you arrive.

•                  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Tapestry. Simply complete and mail the proxy card to ensure that your vote is counted.  To vote in person at the special meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of February 21, 2006.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” Proposals 1 through 5. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these mailed proxy materials, our directors and employees and representatives of MacKenzie Partners, Inc. may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies, but MacKenzie Partners will be paid its customary fee of approximately $8,000 plus out-of-pocket expenses if it solicits proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes.  You can revoke your proxy before the final vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•                  You may submit another properly completed proxy card with a later date.

•                  You may send a written notice that you are revoking your proxy to our Corporate Secretary at Tapestry Pharmaceuticals, Inc., Attn: Corporate Secretary, 4840 Pearl East Circle, Suite 300W, Boulder, Colorado 80301.

•                  You may attend the special meeting and vote in person.  Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes and abstentions.  Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes.  If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your shares will not be represented at the Special Meeting because your broker cannot vote your shares with respect to “non-discretionary” items. Under the rules of the New York Stock Exchange (“NYSE”), all four proposals are “non-discretionary” items.  Because of this, there will be no broker non-votes on the proposals.

How many votes are needed to approve each proposal?

•                  To be approved, Proposal 1, to approve the Private Placement, must receive a “For” vote from a majority of the total votes cast on the proposal. If you do not vote or “Abstain” from voting, it will have the same effect as an “Against” vote.

•                  To be approved, Proposal 2, to approve the Company’s 2006 Equity Incentive Plan, must receive a “For” vote from a majority of the total votes cast on the proposal.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.

•                  To be approved, Proposal 3, to approve an amendment to the Company’s bylaws, must receive a “For” vote from a majority of the total votes cast on the proposal.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.

•                  To be approved, Proposal 4, to approve the repricing of stock options previously granted under the Company’s stock option plans, must receive a “For” vote from a majority of the total votes cast on the proposal.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.

•                  Approval of any necessary adjournment of the special meeting may be obtained by the affirmative vote of stockholders representing a majority of the shares of common stock casting votes at the special meeting, excluding abstentions.  Because approval of such adjournment is based on the affirmative vote of a majority of shares casting votes at the special meeting, abstentions will be excluded from the vote on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. On the record date, there were [               ] shares outstanding and entitled to vote. Thus, at least [               ] shares must be represented by votes at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting.  Abstentions will be counted towards the quorum requirement.  Because there will be no broker non-votes, to ensure your shares are represented at the meeting, you must instruct your broker to vote your shares.  If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the special meeting?

Voting results will be announced at the special meeting.  Final voting results will be published in our quarterly report on Form 10-Q for the fiscal quarter ended June 28, 2006.

When are stockholder proposals due for the 2006 annual meeting?

The Company currently intends to hold its 2006 annual meeting on August 21, 2006.  To be considered for inclusion in the Company’s proxy materials for its next annual meeting, your proposal must have been submitted in writing by December 31, 2005 to Tapestry Pharmaceuticals, Inc., Attn: Corporate Secretary, 4840 Pearl East Circle, Suite 300W, Boulder, Colorado 80301.  No such proposals have been received.  If you wish to submit a proposal for consideration at the annual meeting that is not to be included in the 2006 annual meeting proxy materials or if you wish to nominate a director, you must do so no earlier than June 8, 2006, and no later than July 3, 2006, and you should review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Do the share and per share numbers presented in this Proxy Statement reflect the Company’s reverse stock split?

The Company implemented a one-for-ten reverse split of its common stock effective for trading on February 6, 2006.  All share and per share amounts in this Proxy Statement reflect that reverse stock split.

PROPOSAL 1

APPROVAL OF THE PRIVATE PLACEMENT

Overview

On February 2, 2006, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P. (“SSF”), Special Situations Fund III QP, L.P., Special Situations Life Sciences Fund, L.P., Special Situations Private Equity Fund, L.P., Tang Capital Partners, LP, Baker Biotech Fund II (Z), L.P., Baker Biotech Fund III, L.P., Baker Biotech Fund III (Z), L.P., Baker Bros. Investments II, L.P., 14159, L.P., Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., BVF Investments, L.L.C., Investment 10, L.L.C., Fort Mason Master, L.P., Fort Mason Partners, L.P., Capital Ventures International, Merlin BioMed Long Term Appreciation, LP, Merlin BioMed Offshore Master Fund, Versant Capital Management LLC, Xmark JV Investment Partners, LLC, Xmark Opportunity Fund, L.P., Xmark Opportunity Fund, Ltd. and the other parties signatory thereto (collectively, the “Purchasers”) that provides for the sale of common stock and warrants to purchase common stock to the Purchasers for gross proceeds to the Company of approximately $25.5 million.  Pursuant to the terms of the Purchase Agreement, the Company would issue to the Purchasers, subject to the approval of the Company’s stockholders, (i) an aggregate of 12,750,000 shares of the Company’s common stock at a purchase price per share equal to $2.00, and (ii) warrants to purchase an aggregate of 12,750,000 shares of the Company’s common stock (subject to adjustment in accordance with the terms thereof) at an exercise price of $2.40 per share (subject to certain anti-dilution protections set forth therein) (the “Warrants”).  The issuance of the shares of the Company’s common stock and the Warrants and the other actions contemplated by the Purchase Agreement are collectively referred to herein as the “Private Placement.”

Reasons for the Proposed Private Placement

Currently, the Company needs additional capital to continue its operations and to pursue its research and development, clinical and regulatory objectives.  After considering numerous potential financing alternatives, including alternate financing structures, licensing transactions, sale of the Company, merger of the Company with another entity, and winding up and distributing assets to shareholders, the Company’s Board of Directors determined that the Private Placement was the best available alternative and would provide the greatest potential value for the Company and its stockholders, as well as provide the necessary capital to pursue the Company’s long-term strategic goals.  Pursuant to the Purchase Agreement, the Company will be required to use the net proceeds from the Private Placement solely to fund the development of the Company’s TPI 287 compound in accordance with a budget for calendar years 2006 and 2007 to be adopted by the Board of Directors of the Company prior to the closing of the Private Placement.  Any amendment or variance with respect to such aspect of the budget will require the prior written approval of a majority of the independent members of the Board of Directors.

We believe that if the stockholders do not authorize the Private Placement, our current cash position will not be sufficient to fund current operations beyond 2006, and it may be difficult to obtain alternative sources of financing on a timely basis, if at all.  Even if we are able to timely obtain an alternative source of financing, there can be no assurance that the terms will be as favorable as the terms of the Private Placement, or acceptable to the Company or its stockholders.

Reasons for Stockholder Approval

Because the Company’s common stock is listed on the Nasdaq Capital Market, the Company is subject to the Nasdaq Marketplace Rules. Rule 4350 of the Nasdaq Marketplace Rules requires stockholder approval for any issuance of stock, other than a public offering for cash, at a price below the greater of book or market value of the stock, where the amount of stock being issued would equal 20% or more of the total number of shares of common stock outstanding immediately prior to such issuance or 20% or more of the total voting power outstanding immediately prior to the issuance.  These rules also require stockholder approval of any issuance of voting stock that would result in a change of control of the issuer, which is defined as the ownership by any stockholder or group of affiliated stockholders of 20% or more of an issuer’s voting stock immediately following the issuance.

Under the terms of the Purchase Agreement, the common stock would be issued to the Purchasers at a price per share of $2.00, which is below $3.50 per share, the closing sale price of our common stock on the Nasdaq Capital Market on February 1, 2006, the day before we entered into the Purchase Agreement.  In addition, if the Private Placement is approved, the number of shares of common stock issuable pursuant to the Purchase Agreement and issuable upon exercise of the Warrants will significantly exceed 20% of the Company’s outstanding common stock, representing in total approximately 732% of the shares of our common stock outstanding immediately prior to February 2, 2006.  Finally, the issuance of shares of the Company’s common stock pursuant to the Purchase Agreement will constitute a change of control under the Nasdaq Marketplace Rules because three of the investors will beneficially own at least 20% of the Company’s common stock following completion of the Private Placement.  As a result, stockholder approval is required under the Nasdaq Marketplace Rules before the Company can consummate the Private Placement.  Stockholder approval of the Private Placement is not otherwise required as a matter of Delaware law, the Company’s restated certificate of incorporation or bylaws or any other applicable laws, rules or regulations.

Summary of Terms of the Private Placement

The following is a summary of the terms of the Private Placement and the provisions of the transaction documents.  The Private Placement of our common stock and Warrants to purchase our common stock is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and we expect to rely upon Section 4(2) of the Securities Act and Regulation D promulgated thereunder for an exemption from registration.

THIS SUMMARY OF THE TERMS OF THE PRIVATE PLACEMENT IS INTENDED TO PROVIDE YOU WITH BASIC INFORMATION CONCERNING THE TRANSACTION; HOWEVER, IT IS NOT A SUBSTITUTE FOR REVIEWING THE FORMS OF PURCHASE AGREEMENT, REGISTRATION RIGHTS AGREEMENT AND WARRANT. YOU SHOULD READ THIS SUMMARY IN CONJUNCTION WITH THE FORMS OF PURCHASE AGREEMENT, REGISTRATION RIGHTS AGREEMENT AND WARRANT ATTACHED HERETO.

Purchase Agreement

The following summary of the provisions of the Purchase Agreement is qualified in its entirety by the full text of the Purchase Agreement attached hereto as Appendix A and incorporated by reference herein.

Pursuant to the Purchase Agreement entered into with the Purchasers, we agreed to sell to the Purchasers, subject to the approval of our stockholders, (i) an aggregate of 12,750,000 shares of our common stock at a purchase price equal to $2.00 per share, and (ii) Warrants exercisable for up to 100% of the number of shares of common stock purchased by such Purchaser, at an exercise price equal to $2.40 per share, one-half of which may be exercised on a cashless basis.  Subject to stockholder approval, the closing of the Private Placement (“Closing”) would occur on or about the business day following satisfaction of all closing conditions, discussed below.  We currently expect the Closing to take place promptly following this Special Meeting.

Representations and Warranties

The Purchase Agreements contain representations and warranties relating to the Company’s organization and qualification, authorization and enforceability of the Purchase Agreements, financial statements, regulatory compliance and other matters common in transactions of this kind.

No Solicitation of Alternative Investments by Tapestry

We have agreed in the Purchase Agreement, between the date of the Purchase Agreement and the earlier of the termination of the Purchase Agreement or the Closing, to certain limitations on our ability to take action with respect to alternative investment transactions.  Except as set forth below, we have agreed to not:

•                  solicit, initiate, participate in or knowingly encourage, or take any other action designed to, or which could reasonably be expected to, facilitate, any Alternative Investment (as defined below); or

•                  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information, or otherwise cooperate in any way with, any Alternative Investment.

Notwithstanding these limitations, the Purchase Agreement provides that our Board of Directors may furnish information to, and enter into discussions or negotiations with, a person who has made a written bona fide Alternative Investment proposal not solicited in violation of the provisions described above if, and only if, the Board of Directors of Tapestry has:

•                  determined (after receiving the advice of a financial advisor of nationally recognized reputation) that such Alternative Investment proposal constitutes a Superior Proposal (as defined below); and

•                  determined (after considering the advice of our outside legal counsel) that the failure to take such actions would be inconsistent with the Board of Directors’ fiduciary obligations to Tapestry or its stockholders under applicable law.

Under the Purchase Agreement, an “Alternative Investment” means: the issuance or sale of any equity securities, debt securities or material assets of the Company, or any merger, material joint venture or disposition or transfer of control of all or any material portion of the Company’s business, in each case whether by way of any business combination, purchase of equity securities, purchase of assets, license, lease, tender or exchange offer or otherwise, to any person other than the Purchasers or any of their affiliates.

Under the Purchase Agreement, “Superior Proposal” means an Alternative Investment not solicited in violation of the Purchase Agreement and proposed after the date of the Purchase Agreement that the Board of Directors reasonably determines (after consultation with a financial advisor of nationally recognized reputation) to be (A) more favorable to the Company’s stockholders from a financial point of view than the Private Placement (taking into account all the terms and conditions of such proposal and the Purchase Agreement and any other factors as the Board deems relevant) and (B) reasonably capable of being completed on the terms so proposed, taking into account all financial, legal, regulatory and other aspects of such proposal.

Termination of Obligations to Effect Closing under the Purchase Agreement.

The Company has the right to terminate the Purchase Agreement if (i) the stockholders fail to approve the Private Placement, (ii) the Company’s Board of Directors authorizes the Company to enter into a definitive agreement governing a Superior Proposal (subject to compliance with the applicable terms of the Purchase Agreement discussed above) or (iii) if any of the conditions specified in Section 6.2 of the Purchase Agreement have become incapable of fulfillment.  If the Company terminates the Purchase Agreement as contemplated by provisions (i) or (ii) in the previous sentence, then the Alternative Warrants will become exercisable immediately.  See the discussion entitled “Alternative Warrants” below.  The obligations of any Purchaser to effect the Closing may be terminated by a Purchaser if any of the conditions specified in Section 6.1 of the Purchase Agreement have become incapable of fulfillment.  Either the Company or any Purchaser may terminate its obligations under the Purchase Agreement if the Closing has not occurred on or prior to May 31, 2006.

Closing Conditions

Unless waived by a Purchaser, each Purchaser’s obligation to purchase the securities issued in connection with the Private Placement is conditioned upon:

•                  the Company receiving gross proceeds for the purchase of the common stock and Warrants of not less than $20 million;

•                  the Company conducting a special meeting of stockholders to be held not later than May 2, 2006 for the purpose of securing the required stockholder approval of the Private Placement, and the Company obtaining such approval;

•                  the adoption by the Board of Directors of the Company of a budget for fiscal years 2006 and 2007, including a covenant that the net proceeds from the Private Placement be used solely to fund the development of the Company’s TPI 287 compound in accordance with such budget;

•                  the delivery of Lock-Up Agreements from directors and certain officers of the Company (as more fully described below);

•      the absence of any material adverse amount affecting the company prior to closing; and

•                  other matters common in transactions of this kind.

Registration Rights

The following description of registration rights is qualified in its entirety by the form of Registration Rights Agreement attached hereto as Appendix B and incorporated herein.  The Company has agreed to enter into a Registration Rights Agreement with the Purchasers at Closing, pursuant to which the Company would be required to file with the Securities and Exchange Commission (“SEC”) a registration statement for the resale of the shares of common stock and the shares of common stock underlying the Warrants within thirty days following the Closing.  This agreement would obligate the Company to use commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the registration statement is initially filed. The registration rights include other customary terms, including ,without limitation, those related to registration expenses, indemnification and other similar provisions.   In the event that the registration statement is not filed within thirty days of the Closing, then the Company must pay to each Purchaser 1.5% of the Purchaser’s aggregate purchase price per month until the registration statement is filed.  We are required to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC no later than the 90th day following the Closing (or the 120th day if we receive notification from the SEC that it will review the registration statement and, if we receive notification from the SEC that the registration statement will receive no action or review from the SEC, within five business days after such notification) (the “Required Effective Date”), and, subject to our right to suspend the resale of stock under the registration statement in certain circumstances, we are required to maintain the effectiveness of this registration statement until the earlier of (1) the date on which all such shares have been sold thereunder or (2) the date on which all such shares become eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that if any Purchaser is an “affiliate” of the Company (as defined in Rule 144(a)(1) of the Securities Act) on the second anniversary of the effective date of the registration statement, the applicable time period to maintain the effectiveness of the registration statement will be the third anniversary of the effective date of the registration statement. If the registration statement (a) is not declared effective by the Required Effective Date or (b) once effective, ceases to be effective and available to the Purchasers in the private placement for any continuous period that exceeds 20 days, the Company is required to pay the investors in the Private Placement a cash payment as liquidated damages and not as a penalty. This cash payment is calculated as 1.5% per month (pro-rata on a 30 day basis) of the aggregate purchase price paid by the Purchasers in the Private Placement (or, in the case of a lapse of effectiveness of the registration statement for any continuous period that exceeds 20 days, 1.5% per month (pro rata on a 30 day basis) of the total purchase price of the purchased securities purchased and still held by the Purchasers).

Board Rights

The Purchase Agreement provides that, following the Closing, SSF would have the right to designate two members for election to the Company’s Board of Directors so long as SSF and/or one or more of its affiliates continues to beneficially own at least 25% of the number of shares of common stock and shares of common stock underlying the Warrants acquired by it under the Purchase Agreement.  Upon such designation, the Company would be obligated to use its commercially reasonable efforts to cause the designated directors to be elected to the Company’s Board of Directors.

Preemptive Subscription Rights

Pursuant to the Purchase Agreement, from and after the Closing, each Purchaser that owns at least 50% of the shares of common stock acquired by it under the Purchase Agreement would have preemptive subscription rights in respect of any future issuance by the Company of its equity securities, subject to certain exceptions.  If the Company decided to issue any equity securities not subject to such exceptions, it would be required to provide notice to such Purchasers and offer to sell a pro rata amount of such securities to such Purchasers, on the same terms it proposes to sell such securities to other parties, based on each Purchaser’s pro rata ownership of the Company’s outstanding common stock acquired under the Purchase Agreement or pursuant to the exercise of a Warrant that continue to be held by such Purchaser.

Lock-Up Agreements

In order to induce the Purchasers to enter into the Purchase Agreement, certain officers and directors of the Company have entered into a Lock-Up Agreement (the “Lock-Up Agreement”) pursuant to which they have agreed, among other things, to refrain from engaging in trading activity in the Company’s common stock until the earliest to occur of (i) the first date following termination of the Purchase Agreement, (ii) 90 days after the effective date of a registration statement filed in accordance with the Registration Rights Agreement or (iii) with respect to any such officer or director, the first date following termination of such individual’s employment by or directorship with the Company that is six months following the last opposite-way transaction that occurred prior to such termination of employment or directorship.

Management Equity Incentive Plan

Each of the Purchasers has agreed, at any meeting of stockholders of the Company called for that purpose after the date the Private Placement is closed, to vote in favor of the adoption and implementation of a management equity incentive plan of the Company containing terms and conditions set forth in a schedule to the Purchase Agreement, which terms and conditions include the amendment of the Company’s bylaws to delete a limitation on the Company’s ability to reduce the exercise price of any stock option granted under any existing or future stock option plan to permit the repricing of the Company’s stock options and the adoption of a new equity incentive plan having terms consistent with those of the Company’s 2006 Equity Incentive Plan for which approval is being sought in Proposal 2 of this Proxy Statement.  This agreement of the Purchasers continues to be applicable at any meeting called by the Company for such purpose, notwithstanding that such matter may have previously been voted upon but not approved by the Company’s stockholders.  If Proposal 1 is approved and the Private Placement closes but any of Proposals 2 through 4 are not approved by the stockholders of the Company at the special meeting, the Company intends to submit proposals equivalent to Proposals 2 through 4 to its stockholders at its 2006 Annual Meeting of Stockholders.  In such event, approval of these equivalent proposals will be assured because the Purchasers will hold more than 75% of the Company’s outstanding common stock and they will be obligated to vote in favor of such proposals.

Warrants

The following description of the rights and preferences of the Warrants is qualified in its entirety by the form of Warrant attached hereto as Appendix C and incorporated herein.  The Warrants to be issued at the Closing will be immediately exercisable when issued, will have an exercise price per share of $2.40 and will remain exercisable for five years following the Closing.  One-half of such Warrants will be exercisable on a cashless basis.  If certain changes occur to our capitalization, such as a stock split or stock dividend of the common stock, then the exercise price and number of shares issuable upon exercise of the Warrants will be adjusted appropriately.  In the event that we issue additional shares of our common stock in certain non-exempt transactions for a price less than the exercise price per share under the Warrants, then the exercise price will be adjusted downward based on a broad-based weighted average formula provided in the Warrants.  In the event of any consolidation, merger or reorganization involving the Company, as a condition to such transaction, lawful provision must be made such that the holder of a Warrant will have the right to receive upon exercise the same consideration as the holder of the Warrant would have received if the Warrant had been exercised prior to the consummation of such transaction.

Alternative Warrants

In accordance with the Purchase Agreement, the Company has issued to the Purchasers, for no additional consideration, warrants to purchase an aggregate of 522,815 shares of common stock (subject to adjustment as set forth therein) (the “Alternative Warrants”).  The Alternative Warrants become exercisable only if one of the events specified in the following clauses (i) through (iv) (each a “Trigger Event”) occurs: (i) the stockholders of the Company fail to approve the Private Placement, (ii) the Company terminates its obligations to effect the Closing pursuant to the terms of the Purchase Agreement and the Company has received an Alternative Investment proposal prior to such time which has not been withdrawn, (iii) the Company enters into an agreement governing the consummation of an Alternative Investment with any person other than the Purchasers prior to the termination of the Purchase Agreement in accordance with the terms of the Purchase Agreement or (iv) the stockholders’ meeting shall not have occurred prior to May 2, 2006 and the Company shall have breached its obligations under the Purchase Agreement with respect thereto.  In the event that a Trigger Event has not occurred prior to or in connection with the termination of the Purchase Agreement (in whole or with respect to any particular Purchaser) or the Closing shall occur, then all outstanding Alternative Warrants held by all Purchasers or, in the case of a termination with respect to a particular Purchaser, that Purchaser, shall terminate and be of no further force and effect.  The Alternative Warrants in the aggregate will represent the right to acquire shares of common stock representing 15 percent of the Company’s issued and outstanding shares of common stock determined as of February 2, 2006.  The Alternative Warrants will be immediately exercisable following the occurrence of a Trigger Event, have a per share exercise price equal to $0.01 (subject to adjustment as set forth in such warrants) and will remain exercisable for five years.

At the time of the issuance of the Alternative Warrants to the Purchasers, the Company entered into a substantially similar registration rights agreement with the Purchasers as that described above under “Registration Rights”, requiring the Company to file a registration statement for the resale of the shares of common stock issuable upon exercise of the Alternative Warrants, to the extent they remain outstanding.

Amendment of the Rights Agreement

On November 8, 1996 we entered into a Rights Agreement (as amended and restated, the “Rights Agreement”) with American Stock Transfer & Trust Company, our transfer agent, designed to enable our stockholders to realize the full value of their investment and to provide for fair and equal treatment for all stockholders in the event that an unsolicited attempt is made to acquire Tapestry.  Our Board of Directors adopted the Rights Agreement as a means to guard against abusive takeover tactics and not in response to any particular proposal.  Currently, the rights provided under the Rights Agreement will be exercisable only if a person or group acquires 15 percent or more of our common stock or announces a tender offer for 15 percent or more of our common stock (a “Triggering Event”).  If a person acquires 15 percent or more of our common stock, all holders of such rights, except the buyer, will be entitled to acquire Tapestry common stock at a discount.  The effect will be to discourage acquisitions of more than 15 percent of our common stock without negotiations with our Board of Directors.  Acquisitions of stock directly from the Company are generally excluded from causing a Triggering Event.

Nonetheless, because the Purchasers, upon the Closing, will be deemed to beneficially own a substantial percentage of the Company’s outstanding capital stock, we intend to amend the Rights Agreement prior to Closing to provide that Purchasers will be exempt from the Rights Agreement, unless any Purchaser and its affiliates, after becoming the beneficial owner of more than 15% of our common stock, acquire beneficial ownership of any additional shares of common stock (other than by reason of acquisitions directly from the Company) without the prior consent of the Company.  Under the Rights Agreement, the Board of Directors has express authority to amend the Rights Agreement without stockholder approval.  Accordingly, no stockholder action is required to amend the Rights Agreement.

Impact of the Private Placement on Existing Stockholders –Advantages and Disadvantages

Advantages.  Before voting, each stockholder should consider the fact that the Private Placement will provide significant additional funding, which is critically important to continue operations at an appropriate level for a business of this kind.  Each stockholder should consider that the creation, development, clinical testing and ultimate regulatory approval associated with oncology drug development, while risky from a business perspective, is also costly and capital intensive.  Each stockholder should also consider the fact that the Company’s current capital resources are limited.  The Company believes that its existing capital resources would only be sufficient to support its current operating plan and spending through December 2006.  If this financing is not completed, the Company would need to secure additional financing to fund its operations beyond that date.  If, as of August 2006, a sufficient financing transaction could not be reasonably assured, the Company, as a matter of prudence, would be required to wind down and cease its operations, or sell its assets at a discount, or merge or sell its operations at a distressed valuation.  The Company believes that without this additional funding, it would be unable to continue the clinical trials of TPI 287, the Company’s lead oncology compound, beyond its first phase of development.  Thus, if the Company does not consummate the financing contemplated by the Private Placement, it would be forced to immediately consider other financing alternatives, if any, as well as the strategic options referred to above.  If this financing is not approved by stockholders, an alternative financing is unlikely to be available on acceptable terms, if at all.  In addition, the Company does not believe that a corporate partnering transaction or merger would be available on acceptable terms, if at all, at the present time.  If the Company does not close the Private Placement, it may be forced to consider selling some or all of its assets at values significantly below their potential worth.  There can be no assurance, however,  that we would be able to sell any of our assets, or that if we were able to sell some or all of our assets, that we would be able to do so on terms more favorable to our stockholders than the Private Placement.

If the Private Placement is approved and all other closing conditions in the Purchase Agreement are met such that the Closing is effected, all rights with respect to the Alternative Warrants will terminate, and all outstanding Alternative Warrants held by the Purchasers will terminate and be of no further force and effect.

Disadvantages.  The Private Placement will have a highly dilutive effect on our current stockholders and option holders.  The aggregate percentage ownership of the Company’s current stockholders will decline significantly as a result of the Private Placement.  The number of shares issued pursuant to the Private Placement will increase substantially the number of shares of common stock currently outstanding. This means that our current stockholders will own a much smaller interest in the Company as a result of the Private Placement.

For purposes of example only, a stockholder who owned approximately 15.0% of our outstanding stock as of February 21, 2006, would own approximately 3.2% of the shares outstanding immediately after the Private Placement, assuming the issuance of 12,750,000 shares of common stock to the Purchasers, and would own 1.8% of the shares outstanding immediately after the Private Placement assuming full exercise of Warrants to purchase 12,750,000 shares of common stock issued to the Purchasers. and as low as 1.5% on a fully diluted basis after taking into account stock options that may be granted under the Company’s 2006 Equity Incentive Plan.  See the discussion under Proposal 2 below.

In addition, before voting, each stockholder also should consider the following disadvantages of the Private Placement:

The Purchasers in the Private Placement could control up to approximately 88% of the voting power of our capital stock immediately upon the Closing of the Private Placement, assuming the full investment of $25.5 million and the exercise in full of the Warrants (resulting in proceeds of an additional $30.6 million if no holder of Warrants were to elect to exercise their warrants using the cashless exercise feature).  Following completion of the Private Placement, the Purchasers would hold the requisite percentage of our outstanding shares so as to permit them, if they chose to act in concert, to take actions requiring stockholder approval, including the election of directors, without obtaining the approval of our other stockholders.  As described above, the Purchasers have agreed to vote in favor of a management incentive plan and stock option repricing substantially in the form of proposals 2 through 4 of this proxy.

All shares of common stock issued in the Private Placement and issuable upon the exercise of the Warrants will be entitled to certain registration rights. Consequently, if such shares are registered, such shares will be freely transferable without restriction under the Securities Act (but may be subject to the short-swing profit rules and other restrictions under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Such free transferability could materially and adversely affect the market price of our common stock if a sufficient number of such shares are sold into the market. In addition, even if the shares of common stock are not registered, the Investors may be eligible to sell some of the common stock pursuant to Rule 144 of the Securities Act.

Although our common stock will continue to be quoted on a securities exchange, we may differ in important respects from most publicly owned corporations in that our activities could potentially be controlled by a few large institutional stockholders.

Interests of Certain Persons in the Private Placement

Each of the Purchasers has agreed, at any meeting of stockholders of the Company called for that purpose after the date the Private Placement is closed, to vote in favor of the adoption and implementation of a management equity incentive plan of the Company containing terms and conditions set forth in a schedule to the Purchase Agreement, which terms and conditions include the amendment of the Company’s bylaws to delete a limitation on the Company’s ability to reduce the exercise price of any stock option granted under any existing or future stock option plan to permit the repricing of the Company’s stock options and the adoption of a new equity incentive plan having terms consistent with those of the Company’s 2006 Equity Incentive Plan for which approval is being sought in Proposal 2 of this Proxy Statement.

The Company’s Executive Officers and directors are eligible to participate in the proposed 2006 Equity Incentive Plan.  In addition, see the discussion entitled “New Plan Benefits” in Proposal 2 below for details regarding stock option grants made to directors and Executive Officers of the Company under the 2006 Equity Incentive Plan, subject to stockholder approval of such plan.

As contemplated by the Purchase Agreement and its related schedules, Proposals 3 and 4 herein would allow the Company, if approved by stockholders, to reprice certain stock options previously granted under the Company’s existing stock options plans.  Stock options held by the Company’s Executive Officers and directors pursuant to such plans are subject to such repricing.  See the discussion entitled “Reasons for the Proposal and Summary of Effects of the Approval of Proposal 4” in Proposal 4 below for details regarding the repricing of stock options held by directors and Executive Officers of the Company pursuant to such plans.

The Board has approved the payment of certain cash bonuses for certain Executive Officers for services to the Company for fiscal 2005 to be paid in 2006 only upon the closing of a significant financing transaction that would take the Company and its business plan well beyond 2006.  Payment of the cash bonuses approved by the Board will occur promptly following the closing of the Private Placement.  The amounts to be paid are as follows:

Executive Officer	Position	Bonus Amount
Leonard Shaykin	Chairman and Chief Executive Officer	$100,000
Martin Batt	Chief Operating Officer	$40,000
Patricia Pilia	Executive Vice President	$23,333
Gordon Link	Chief Financial Officer	$33,333
Kai Larson	Vice President and General Counsel	$23,333
All Employees Who are Not Executive Officers as a Group		$101,333

Opinion of our Independent Financial Advisor

The opinion of our independent financial advisor, Ferghana Securities, Inc. (“Ferghana”), is not a recommendation as to how any stockholder should vote at the special meeting. The full text of Ferghana’s written opinion is attached to this proxy statement as Appendix D and is qualified in its entirety by reference to the full text. You are encouraged to read this opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken.

Our Board of Directors retained Ferghana to render an opinion as to whether the consideration to be received by us in connection with the Private Placement was fair to our stockholders who are not Purchasers from a financial point of view. The opinion, which we refer to in this proxy statement as the “Fairness Opinion,” was prepared to assist our Board of Directors in evaluating the terms of the Private Placement. Ferghana is a nationally recognized investment banking firm, specializing in the biotech and pharmaceutical industry, that provides financial advisory services in connection with mergers, acquisitions, buyouts, partnering, as well as business and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings and private placements of debt and equity securities.

At the January 26, 2006 meeting of the Board of Directors, Ferghana presented its analysis and rendered to the Board of Directors its opinion that, based on and subject to the matters described in the Fairness Opinion, the consideration to be received by the Company in connection with the Private Placement is fair to our stockholders who are not Purchasers from a financial point of view.

No limitations were imposed by the Board of Directors upon Ferghana with respect to the investigations made or procedures followed by it in rendering its opinion.  Ferghana has not been requested and does not intend to update, revise or reaffirm its Fairness Opinion in connection with the Private Placement, including to reflect any circumstances or events that have occurred since January 26, 2006.  You should understand that the opinion speaks only as of its date. Events that could affect the fairness of the Private Placement to the holders of our common stock who are not Purchasers, from a financial point of view, include adverse changes in industry performance or changes in market conditions and changes to our business, financial condition and results of operations.

Ferghana considered several methodologies to assess the fairness of the consideration to be received by us in connection with the Private Placement. In arriving at its Fairness Opinion, among other things, Ferghana did the following:

•                  reviewed our annual reports to stockholders on Form 10-K for the fiscal year ended December 31, 2004 and our interim financial statements on Form 10-Q for the period ended September 30, 2005;

•                  discussed with certain members of our senior management our operations, financial condition, future prospects and projected operations and performance, and discussed certain matters with representatives of our counsel;

•                  reviewed forecasts and projections prepared by our management with respect to us for the years ending December 28, 2005 through 2007;

•                  reviewed the historical market prices and trading volume for our publicly traded securities;

•                  reviewed certain other publicly available financial data for certain companies that Ferghana deems comparable to us, and publicly available prices and premiums paid in other Private Placements that it deemed relevant to the Private Placement;

•                  reviewed copies of the following Private Placement documents:

Purchase Agreement;

Form of Warrant; and

Form of Registration Rights Agreement; and

•                  conducted such other studies, analyses and inquiries as Ferghana deemed appropriate.

Under a letter agreement, dated October 2005, with Ferghana, the Company paid to Ferghana an advisory fee of $400,000 in addition to monthly retainer payments and, upon the Closing, will issue a warrant to Ferghana to acquire 50,000 shares of the Company’s common stock on substantially similar terms as the Warrants.

In addition, in connection with the Private Placement, the Company entered into a Finder’s Fee Agreement with Reedland Capital Partners under which the Company will, upon the Closing, pay to the placement agent cash compensation of 2.75% of the $25.5 million gross proceeds and issue to the placement agent a warrant to acquire 100,000 shares of the Company’s common stock on substantially similar terms as the Warrants.

The Company has agreed to include the above-mentioned warrants in any registration statement filed by the Company on behalf of the Purchasers.

Required Vote

The affirmative vote of the holders of a majority of the total votes cast on the proposal at the Special Meeting will be required to approve the Private Placement.  Abstentions will be counted toward the tabulation of votes cast on this matter and will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 1.

PROPOSAL 2

APPROVAL OF 2006 EQUITY INCENTIVE PLAN

Introduction

In January 2006, the Board of Directors of the Company adopted the Company’s 2006 Equity Incentive Plan (the “Incentive Plan”), subject to stockholder approval.

Awards have been granted under the Incentive Plan, subject to stockholder approval, as described under “New Plan Benefits” below.  Approval of Proposal 2 will constitute approval of the Incentive Plan and the approval of such awards granted under the Incentive Plan and other awards granted with a comparable way of determining the exercise price of the grant, including for purposes of the limitation on exercise prices of stock options that may be granted as set forth in Article XII of the Company’s bylaws.  See Proposal 3 below.  The text of the Incentive Plan is attached as Appendix E to this proxy statement.

The Board believes that it is in the best interest of the Company to adopt the Incentive Plan because it will allow Tapestry to grant awards and attract and retain new employees and to provide incentives to existing employees and directors of the Company.  Failure to attract and retain new employees or to compensate and provide incentives for existing employees, would have a material adverse effect on the Company’s ongoing operations.  If Proposal 2 is approved by stockholders, the Incentive Plan will replace all of the Company’s existing stock option and equity incentive plans with respect to stock awards to be issued in the future.

Stockholders are requested in this Proposal 2 to approve the Incentive Plan.  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Incentive Plan.  Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

Please refer to the sections captioned “Equity Compensation Plan Information” and “Summary of Equity Compensation Plans Not Approved by Stockholders” under “Compensation of Executive Officers” and Proposal 4 below for important information regarding our other equity compensation plans and proposed amendments to certain awards outstanding thereunder.

The essential features of the Incentive Plan are presented below:

General

The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, stock bonus awards, stock appreciation rights, stock unit awards and other stock awards (collectively “awards”).  Incentive stock options granted under the Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code.  See “Federal Income Tax Information” for a discussion of the tax treatment of awards.

Purpose

The Board adopted the Incentive Plan to provide a means by which directors, employees, consultants and advisors of the Company and its affiliates may be given an opportunity to purchase stock or receive other equity interests in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.  All directors, employees, consultants and advisors of the Company and its affiliates are eligible to participate in the Incentive Plan.

Administration

The Board administers the Incentive Plan.  Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.  The Incentive Plan also provides for automatic grants of stock options to directors as to which the Board has only limited discretion.

The Board has the power to delegate administration of the Incentive Plan to a committee composed of one or more members of the Board.  In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”).  The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board with respect to all matters except for grants or awards made to members of the Board who are not employees of the Company.  The Board as a whole administers the Plan with respect to grants made to these non-employee directors.  As used herein with respect to the Incentive Plan, the “Board” refers to any committee the Board appoints as well as to the Board itself.  Subject to the terms of the Incentive Plan, the Board may delegate to one or more of the Company’s officers the authority to grant stock awards to employees of the Company who are not officers.  Such officer(s) would be able to grant only the total number of stock awards specified by the Board.

In order to qualify stock option grants for the performance-based compensation exception to Section 162(m) of the Code, the regulations under Section 162(m) require that the directors who serve as members of the committee be “outside directors.”  The Incentive Plan provides that, in the Board’s discretion, directors serving on the committee may be “outside directors” within the meaning of Section 162(m).  This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified retirement plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise not considered an “outside director” for purposes of Section 162(m).

Stock Subject to the Incentive Plan

A total of [6,559,056] shares of common stock have been initially reserved for issuance under the Incentive Plan.  That number will be increased, in an amount not to exceed 1,600,000 shares in the aggregate, immediately following any issuance of common stock by the Company during the three year period following approval by stockholders of the Incentive Plan (other than shares of common stock issuable upon the exercise of the Warrants or warrants issued to Reedland Capital or Ferghana Securities in connection with the Private Placement) such that the shares available under the Incentive Plan at any time will be equal to (i) 20% of fully diluted shares of common stock plus ungranted options available under the Incentive Plan immediately following any such issuance of shares less (ii) the number of shares of common stock subject to existing options issued pursuant to the Company’s 2004 Equity Incentive Plan, 2004 Non-Employee Directors’ Stock Option Plan, the 1998 Stock Incentive Plan the 1994 Long-Term Performance Incentive Plan.

Shares subject to stock awards that expire, terminate, are repurchased, or are forfeited under the Incentive Plan will again become available for the grant of awards under the Incentive Plan.  Shares issued under the Incentive Plan may be previously unissued shares or reacquired shares bought on the market or otherwise.  If any shares subject to a stock award are not delivered to a participant because such shares are withheld for the payment of taxes or the stock award is exercised through a “net exercise,” the number of shares that are not delivered to the participant shall remain available for the grant of awards under the Incentive Plan.  If the exercise of any stock award is satisfied by tendering shares of common stock held by the participant, the number of shares tendered shall become available for the grant of awards under the Incentive Plan.  The maximum number of shares that may be issued under the Incentive Plan subject to incentive stock options is 3,000,000 shares of common stock.

Eligibility

The Incentive Plan provides for automatic and discretionary grants of awards to directors who are not employees of the Company.  Incentive stock options may be granted under the Incentive Plan only to employees (including officers) of the Company and its affiliates.  Directors, employees (including officers), consultants and advisors of both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan.

No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant.  In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

No employee may be granted options under the Incentive Plan exercisable for more than 3,000,000 shares of common stock during any calendar year (“Section 162(m) Limitation”).

Options

The following is a description of the terms of options that may be granted under the Incentive Plan.  The Board may authorize terms for individual option grants that differ from the terms described below other than for options granted automatically to directors, the terms of which are as specified below.

Option Grants to Directors.  Options granted automatically to directors shall have the terms for such grants as specified below.

Grants.  Options covering 1,500 shares of common stock will be automatically granted to each non-employee director who (i) is elected or reelected as a director of the Company at an annual meeting of the Company’s stockholders, (ii) continues service as a director of the Company after an annual meeting of the Company’s stockholders at which the director is not subject to reelection, or (iii) is appointed as a director of the Company in accordance with its Bylaws following an annual meeting (each, an “Eligible Director”), on the next business day following each such annual meeting or appointment.

In addition, options covering 1,500 shares of Common Stock will be automatically granted to each Eligible Director who is appointed or continues to serve as chair of the Audit, Compensation, Nominating, or Corporate Governance Committee of the Board (or any permanent committee of the Board other than the Research and Development Committee, whose grants are described below) following an annual meeting of the Company’s stockholders, on the business day next succeeding each such appointment or continuation of service, as the case may be.

In addition, options covering 1,000 shares of common stock will be automatically granted to each Eligible Director who is appointed to the Research and Development Committee of the Board, on the next business day following such appointment.  Thereafter, options covering 450 shares of common stock shall automatically be granted to each Eligible Director who continues service as a member of the Research and Development Committee of the Board following an annual meeting of the Company’s stockholders, on the business day next succeeding such Eligible Director’s continuation of service.

Exercise Price; Payment.  The exercise price of all options granted automatically to Eligible Directors will be 100% of the fair market value of the stock subject to the option on the date of the grant.  For purposes of the Incentive Plan, “fair market value” is defined as either the closing sales price for the Company’s common stock on the date of determination, or, in the Board’s discretion, the average of the closing sales prices over a five trading day period commencing on a date following the date of determination specified by the Board.  As of February 8, 2006, the closing price of the Company’s common stock as reported on the Nasdaq Capital Market was $4.00 per share.  The exercise price of options granted automatically to Eligible Directors under the Incentive Plan shall be paid, to the extent permitted by applicable statutes and regulations, in any combination of (i) cash or check at the time the option is exercised or at the discretion of the Board, (ii) by delivery of other common stock of the Company, (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, (iv) in the discretion of the Board, by a “net exercise” of the option, or (v) in any other form of legal consideration acceptable to the Board.

Option Exercise.  Options granted automatically to Eligible Directors under the Incentive Plan will become exercisable in full on the first anniversary following the date of grant except for Eligible Directors who are first appointed by the Board (rather than elected by the stockholders at an annual meeting of stockholders) whose options will become exercisable in full on the first business day immediately following the later of the Company’s annual meeting of stockholders following the date of grant or six months following the date of grant.  The Board does not have the power to accelerate the time during which an option that was granted automatically may vest.  Options granted automatically to Eligible Directors under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting.  To the extent provided by the terms of an option, the Company may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by requiring a cash payment upon exercise, by withholding a portion of the stock otherwise issuable to the participant upon exercise or by such other method as may be set forth in a specific option agreement.

Term.  The term of options granted automatically to Eligible Directors under the Incentive Plan is 10 years.  Options granted automatically to Eligible Directors under the Incentive Plan terminate upon the earlier of (i) three years after termination of the participant’s service or (ii) the date on which the option would otherwise have terminated, in each case unless the director was removed for cause, in which case the option will terminate immediately.  An option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) 90 days after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

Restrictions on Transfer.  An option granted automatically to Eligible Directors under the Incentive Plan will be transferable to the extent provided in the option agreement.  If the option agreement does not provide for transferability, then the option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the optionholder only by the optionholder.  The optionholder may designate a third party who, in the event of the death of the optionholder, shall thereafter be entitled to exercise the option.

Other Option Grants.  In addition to the options granted automatically to Eligible Directors under the Incentive Plan as described above, the Board has the authority to grant options to directors and other plan participants at such times and on such terms as it may determine in its sole discretion, subject however, to the limitations set forth in the Incentive Plan as described below.

Exercise Price; Payment.  The exercise price of other options granted under the Incentive Plan may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value.  For purposes of the Incentive Plan, “fair market value” is defined as either the closing sales price for the Company’s common stock on the date of determination, or, in the Board’s discretion, the average of the closing sales prices over a five trading day period commencing on a date following the date of determination specified by the Board.  As of February 8, 2006, the closing price of the Company’s common stock as reported on the Nasdaq Capital Market was $4.00 per share.

The exercise price of options granted under the Incentive Plan must be paid either in cash or check at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other common stock of the Company, (ii) pursuant to a deferred payment arrangement, (iii) by a “net exercise” of the option, (iv) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board or (v) in any other form of legal consideration acceptable to the Board.

Option Exercise.  Options granted under the Incentive Plan may become exercisable in cumulative increments (“vest”) as determined by the Board.  Shares covered by currently outstanding options under the Company’s existing plans typically vest over a four year period during the participant’s employment by, or service as a consultant to, the Company or an affiliate (collectively, “service”) or vest based upon appreciation in trading price of the Company’s common stock, or both.  Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms, as determined by the Board in its discretion.  The Board has the power to accelerate the time during which an option may vest or be exercised.  In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting.  To the extent provided by the terms of an option, the Company may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by requiring a cash payment upon exercise, by withholding a portion of the stock otherwise issuable to the participant upon exercise or by such other method as may be set forth in a specific option agreement.

Term.  The maximum term of options granted under the Incentive Plan is 10 years, except that in certain cases (see “Eligibility”) the maximum term is five years.  Unless otherwise specified by the Board, options granted under the Incentive Plan terminate 180 days (90 days in the case of incentive stock options) after termination of the participant’s service unless (i) such termination is due to the participant’s permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s service has terminated, or within the period specified in the applicable option agreement after termination of such service for a reason other than death, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise.  A participant may designate a beneficiary who may exercise the option following the participant’s death.  Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

The option term generally is extended in the event that exercise of the option within these periods would be prohibited.  A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

Restrictions on Transfer.  A participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution.  During the lifetime of the participant, only the participant may exercise an incentive stock option.  The Board may grant nonstatutory stock options that are transferable to the extent provided in the stock option agreement.  Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Stock Purchase Awards and Stock Bonus Awards

Payment.  The Board determines the purchase price of a stock purchase award under a stock purchase agreement.  A stock bonus award is granted in consideration of services without a purchase payment.  The purchase price of stock acquired pursuant to a stock purchase agreement under the Incentive Plan must be paid either in cash or by check at the time of purchase or at the discretion of the Board in any other form of legal consideration acceptable to the Board.

Vesting.  Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option or forfeiture right in favor of the Company in accordance with a vesting schedule as determined by the Board.

Restrictions on Transfer.  In the discretion of the Board and as provided in an award agreement, rights under a stock purchase or stock bonus agreement may be transferred where such assignment is required by law or expressly authorized by the terms of the applicable stock purchase or stock bonus agreement.

Stock Appreciation Rights

Stock appreciation rights are granted through a stock appreciation right agreement.  Each stock appreciation right is denominated in share equivalents.  The strike price of each stock appreciation right is determined by the Board at the time of grant of the stock appreciation right.  The Board may also impose any restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate.  Stock appreciation rights may be paid in the Company’s common stock or in cash or by check or any combination of the two, or any other form of legal consideration approved by the Board.  If a stock appreciation right participant’s relationship ceases for any reason, the recipient may exercise any vested stock appreciation right up to three months from cessation of service, unless the terms of the stock appreciation right agreement provides for earlier or later termination.

Stock Unit Awards

Stock unit awards are purchased through a stock unit award agreement.  Subject to certain limitations, the consideration, if any, for stock unit awards must be at least the par value of the Company’s common stock.  The consideration for a stock unit award may be payable in any form permitted under applicable laws.  The Board may impose any restrictions or conditions upon the vesting of stock unit awards, or that delay the delivery of the consideration after the vesting of stock unit awards, that it deems appropriate.  Stock unit awards may be settled in the common stock or in cash or by check or any combination of the two, or any other form of legal consideration approved by the Board.  Dividend equivalents may be credited in respect of shares covered by a stock unit award, as determined by the Board.  At the discretion of the Board, such dividend equivalents may be converted into additional shares covered by the stock unit award.  If a stock unit award recipient’s service relationship with us terminates, any unvested portion of the stock unit award is forfeited upon the recipient’s termination of service.

Other Stock Awards

Other forms of stock awards based on the Company’s common stock may be granted either alone or in addition to other stock awards under the Incentive Plan.  The Board has sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of the Company’s common stock to be granted and all other conditions of such other stock awards.

Adjustment Provisions

Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type, class and number of shares of common stock subject to the Incentive Plan and outstanding awards.  In that event, the Incentive Plan will be appropriately adjusted as to the type, class and the maximum number of shares of common stock subject to the Incentive Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the type, class, number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Transactions

In the event of certain corporate transactions, any surviving or acquiring corporation may continue or assume awards outstanding under the Incentive Plan or may substitute similar awards.  If any surviving or acquiring corporation does not assume such awards or to substitute similar awards, then with respect to awards held by participants whose service with the Company or an affiliate has not terminated as of the effective date of the corporate transaction, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and the awards will terminate if not exercised (if applicable) at or prior to such effective date.  In addition, in the event of certain specified types of transactions characterized as a “change in control,” stock awards may be subject to additional acceleration of vesting and exercisability as set forth in the stock award agreement or other written agreements and the vesting and exercisability of options granted automatically to Eligible Directors under the Incentive Plan will be accelerated in full.

Duration, Amendment and Termination

The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time.  Unless sooner terminated, the Incentive Plan will terminate on January 26, 2016.

The Board may also amend the Incentive Plan at any time or from time to time.  However, no amendment will be effective unless approved by the stockholders of the Company to the extent such approval is necessary to satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements.  The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

The Board may amend the terms of any one or more stock awards, except that the rights under any stock award shall not be impaired by any such amendment unless the Company requests the consent of the participant and the participant consents in writing.  The Board may amend the terms of any one or more stock awards, except that the rights under any stock award shall not be impaired by any such amendment unless the Company requests the consent of the participant and the participant consents in writing.  Previously granted Stock Awards may be repriced, replaced or regranted through cancellation, or by lowering the exercise price of a previously granted Stock Award without the approval of the Company’s stockholders.

Federal Income Tax Information

Incentive Stock Options.  Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option.  However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale.  The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Stock Purchase Awards and Stock Units Awards.  Nonstatutory stock options, stock purchase awards and stock bonus awards granted under the Incentive Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or the Company by reason of the grant.  Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price.  However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock.  With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized.  Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock.  Whether such gain or loss will be long-term or short-term generally depends on whether the stock was held for more than one year.  However, different rules will apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the 1934 Act.

Stock Bonus Awards.  Upon the grant of a stock bonus award, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value over the purchase price.  However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock.  With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized.  Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.  The treatment of a participant upon disposition of the stock will be as specified above for “Nonstatutory Stock Options, Stock Purchase Awards and Stock Units Awards.”

Stock Appreciation Rights.  No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise.  Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized.  Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Potential Limitation on Company Deductions.  Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million.  It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.  In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Stock purchase awards, stock bonus awards and stock unit awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount — or formula used to calculate the amount — payable upon attainment of the performance goal).

New Plan Benefits

The Incentive Plan is contemplated as an integral part of the recapitalization and financing of the Company in the Private Placement.  The Incentive Plan will become effective if and when it is adopted by stockholders at the special meeting.  The Board approved the Incentive Plan at the same time it approved the Private Placement.  In conjunction with the adoption of the Incentive Plan, and subject to stockholder approval at the special meeting, the Board granted options to purchase 30,000 shares of common stock to each non-employee director of the Board.  In addition, the Compensation Committee of the Board granted options to purchase shares of common stock to employees of the Company, including its Executive Officers, all of which are set forth in the table below.  The grant date for the each of these options was February 3, 2006.  The exercise price of such options is $         and was established as the average of the closing sale prices of the Company’s common stock on the Nasdaq Capital Market on the fourth through eighth trading days following the Company’s announcement of the Private Placement.  Each option vests as follows:  1/6 when the 20 trading day average of the closing sale prices of the common stock equals or exceeds 130% of the exercise price of the option; 1/6 when such average equals or exceed 160% of the exercise price; 1/6 when such average equals or exceeds 190% of the exercise price; 1/6 when such average equals or exceeds 220% of the exercise price; 1/6 when such average equals or exceeds 250% of the exercise price; and 1/6 when such average equals or exceeds 300% of the exercise price.  All options vest at the latest on the fifth anniversary of the date of grant.  These options will otherwise have terms consistent with the terms described above for option grants other than options granted automatically to Eligible Directors.

After giving effect to the foregoing stock options granted by the Board and the Compensation Committee, a total of 3,148,433 shares remain available for grant under the Incentive Plan under its terms as specified above.

NEW PLAN BENEFITS

Tapestry Pharmaceuticals, Inc. 2006 Equity Incentive Plan

Name and Position	Number of Shares Underlying Options Granted

Leonard P. Shaykin	1,492,112
Chairman of the Board,
Chief Executive Officer

Martin M. Batt	497,482
Senior Vice President,
Chief Operating Officer

Patricia A. Pilia	19,164
Executive Vice President,
Secretary

Gordon Link	331,653
Senior Vice President,
Chief Financial Officer

Kai P. Larson	48,847
Vice President
General Counsel

All Executive Officers as a Group (6 persons)	2,498,787

All Directors Who Are Not Executive Officers as a Group (6 persons)	180,000

All Employees Who are Not Executive Officers as a Group ( persons)	731,826

Required Vote

The affirmative vote of the holders of a majority of the total votes cast on the proposal at the special meeting will be required to approve the Incentive Plan.  Abstentions will be counted toward the tabulation of votes cast on this matter and will have the same effect as negative votes.

Each of the Purchasers in the Private Placement has agreed, at any meeting of stockholders of the Company called for that purpose after the date the Private Placement is closed, to vote in favor of the adoption and implementation of a management equity incentive plan of the Company containing the terms and conditions set forth in a schedule to the Purchase Agreement, which terms and conditions are consistent with those of the Incentive Plan.  This agreement of the Purchasers continues to be applicable at any meeting called by the Company for such purpose, notwithstanding that such matter may have previously been voted upon but not approved by the Company’s stockholders.  If Proposal 1 is approved and the Private Placement closes prior to the record date for the Company’s 2006 Annual Meeting but Proposal 2 is not approved by the stockholders of the Company at the special meeting, the Company intends to submit an equivalent proposal for approval of the Incentive Plan at its 2006 Annual Meeting of Stockholders to be held in August 2006.  In such event, approval of that equivalent proposal will be assured because the Purchasers will hold more than 75% of the Company’s outstanding common stock and they will be obligated to vote in favor of the proposal to approve the Incentive Plan at the 2006 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

PROPOSAL 3

AMENDMENT OF THE COMPANY’S BYLAWS

Background

In conjunction with a private placement of common stock effected by the Company in December 2000, the Company was requested as a condition of an investment made by one investor to amend its bylaws to prohibit the grant of stock options with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant or reduce the exercise price of any stock option granted under any existing or future stock option plan unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders.  The bylaw provides that it may not be amended or repealed without the affirmative vote of the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders.  While the bylaw was so amended on December 17, 2000, the investor who requested this amendment to the Company’s bylaws is no longer a stockholder of the Company.

The Board has determined that it is in the best interests of the Company and its stockholders that the Board not be limited by this bylaw in its ability to administer the equity incentive programs of the Company.  For example, the exercise prices of the Company’s currently outstanding stock options range from $2.90 to $112.50 and the weighted average exercise price as of December 28, 2005 of all stock options outstanding under equity compensation plans on that date was $36.70.  The last sale price of our common stock on February 8, 2006 on the Nasdaq Capital Market was $4.00.  In these circumstances, the Company’s equity incentive programs provide little or no incentive for holders of options to exert their efforts for the success of the Company and its affiliates.  The Board believes that having the flexibility to reprice stock options would serve the interests of the Company and its stockholders, and accordingly has proposed that the limitation contained in the bylaw on the Company reducing the exercise price of any stock option granted under any existing or future stock option plan be deleted.

The Board does not intend to grant stock options with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant without stockholder approval, and accordingly is not seeking to delete that portion of the bylaw dealing with the exercise price of stock options granted.  Under the Incentive Plan (under which stock option grants will be made), “fair market value” is defined as either the closing sales price for the Company’s common stock on the date of determination, or, in the Board’s discretion, the average of the closing sales prices over a five trading day period commencing on a date following the date of determination specified by the Board.

Amendment

The Board has authorized the amendment of Article XII of the Company’s bylaws to be amended to read in its entirety as follows:

Unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders, the Company shall not grant any stock options with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant. This bylaw may not be amended or repealed without the affirmative vote of the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders.

The text of the Company’s existing bylaws, as amended, may be obtained upon written request directed to our Secretary at our principal office set forth on the notice of special meeting of stockholders accompanying this proxy statement.  The bylaws as so amended have also been filed as an exhibit to our filings with the SEC as listed in Item 15 to our most recently filed Form 10-K, and are accessible at www.sec.gov, where the SEC maintains a website that contains reports, proxy and information statements and other information regarding the Company and other issuers that file electronically with the SEC.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote at the special meeting will be required for stockholders to approve the proposed amendment to the bylaws.  Abstentions will be counted toward the tabulation of votes cast on this matter and will have the same effect as negative votes.

Each of the Purchasers in the Private Placement has agreed, at any meeting of stockholders of the Company called for that purpose after the date the Private Placement is closed, to vote in favor of the adoption and implementation of a management equity incentive plan of the Company containing the terms and conditions set forth in a schedule to the Purchase Agreement, which terms and conditions include the amendment of the Company’s bylaws to delete a limitation on the Company’s ability to reduce the exercise price of any stock option granted under any existing or future stock option plan.  This agreement of the Purchasers continues to be applicable at any meeting called by the Company for such purpose, notwithstanding that such matter may have previously been voted upon but not approved by the Company’s stockholders.  If Proposal 1 is approved and the Private Placement closes prior to the record date for the Company’s 2006 Annual Meeting but Proposal 3 is not approved by the stockholders of the Company at the special meeting, the Company intends to submit an equivalent proposal for the amendment of the Company’s bylaws at its 2006 Annual Meeting of Stockholders to be held on August 21, 2006.  In such event, approval of that equivalent proposal will be assured because the Purchasers will hold more than 75% of the Company’s outstanding common stock and they will be obligated to vote in favor of the proposal to approve the amend the Company’s bylaws at the 2006 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3

PROPOSAL 4

APPROVAL OF STOCK OPTION REPRICING

Overview

On February 8, 2006, our Board of Directors approved, subject to stockholder approval of this Proposal 4 and stockholder approval of Proposal 3 regarding amendment of the Company’s bylaws, the repricing of outstanding options to purchase shares of our common stock issued under our existing equity incentive plans (the “Option Plans”) (the “Eligible Options”).  The new exercise price of such options was set at the higher of (i) $[      ], which was established as the average of the closing sale prices of the Company’s common stock on the Nasdaq Capital Market on the fourth through eighth trading days following the Company’s announcement of the Private Placement, or (ii) the average of the closing sale prices of the Company’s common stock on the Nasdaq Capital Market on the first through fourth trading days following the date the repricing was approved by the Board.  The repricing applies to Eligible Options held by all persons who are currently employed or actively engaged by the Company, including our Executive Officers, and all current and past members of our Board of Directors who have outstanding stock options and to certain other persons for which the Board determined that repricing was appropriate (collectively, the “Eligible Participants”).   The repricing results in no change in the number of shares of common stock subject to each repriced Eligible Option and no change in the vesting, term or other provisions governing such Eligible Options, except that the vesting provisions for Eligible Options for which vesting is a function of the trading price of the Company’s common stock are being amended to substitute the following vesting schedule:  1/6 when the 20 trading day average of the closing sale prices of the common stock equals or exceeds 130% of the exercise price of the option; 1/6 when such average equals or exceed 160% of the exercise price; 1/6 when such average equals or exceeds 190% of the exercise price; 1/6 when such average equals or exceeds 220% of the exercise price; 1/6 when such average equals or exceeds 250% of the exercise price; and 1/6 when such average equals or exceeds 300% of the exercise price..  Under the terms of the Option Plans and applicable Nasdaq Marketplace Rules, stockholder approval is required to implement the repricing.

Reasons for the Proposal and Summary of Effects of the Approval of Proposal 4

After careful consideration, the Company’s Board of Directors has determined that it would be in the best interest of the Company and the Company’s stockholders to implement the repricing.  Stock options are intended to encourage the Company’s employees to act as owners, which helps align their interests with those of stockholders. The objective of the Option Plans is to encourage ownership of the Company by key personnel whose long-term employment or service is considered essential to the Company’s continued progress. The Board of Directors believes that the Option Plans have proven to be an effective tool that encourages stock option recipients to act in the stockholders’ interest and enables the recipients to have an economic stake in the Company’s success.

Like many other companies in the pharmaceutical and biotechnology industries, the Company’s stock price has declined sharply since 2000. As of February 8, 2006, approximately [      ]% of the Company’s stock options had an exercise price above $[        ] per share.  On that date, the last reported sale price per share, as quoted on The Nasdaq Capital Market, was $4.00.  These numbers illustrate that the majority of the Company’s outstanding stock options no longer serve as an effective tool to retain and motivate employees. In today’s competitive market for top talent in the pharmaceutical and biotechnology industries, the Board of Directors believes that it is critical to the future success of the Company to revitalize the incentive value of its stock option program to retain, motivate and reward employees.   The failure to address the underwater option issue in the near to medium term will make it more difficult for us to retain our key employees and to attract and retain highly qualified members of the Board. The failure to retain these employees and directors could adversely affect our business, results of operations and future stock price.

In determining to recommend that stockholders approve the repricing, we considered several alternatives to provide competitive compensation to our employees.  To replace equity incentives, we would need to substantially increase base and target bonus compensation. These increases would substantially increase our compensation expenses and reduce our cash flow from operations.  We also considered granting employees additional stock options at current market prices. However, these additional grants would substantially increase our total number of outstanding stock options, or “overhang.”  We continue to believe that stock options are an important component of our employees’ total target compensation, and that replacing this component with additional cash compensation to remain competitive would have a material adverse effect on the Company.

The repricing provides an opportunity to motivate the Company’s employees to create stockholder value. By realigning the exercise prices of previously-granted stock options with the current value of the Company’s common stock, the Company believes that the Option Plans will again become an important tool to help retain the Company’s employees, reward their continued loyalty to the Company, and motivate them to continue to create stockholder value.  In addition, the repricing allows the Company to conserve cash resources and does not result in additional “overhang”, since the repricing does not affect the number of shares of common stock subject to each repriced Eligible Option.

As of February 8, 2006, options for approximately 700,728 shares were outstanding under all of our equity compensation plans, of which options to purchase approximately 640,213 shares of common stock, having exercise prices ranging from $[          ] to $[          ], constituted Eligible Options held by Eligible Participants.  The following table presents summary information concerning the repricing of such Eligible Options.

Name and Position	Number of Securities Underlying Stock Options to be Repriced	Weighted Average Exercise Price Per Share before Repricing	Remaining Contractual Life of Stock Options to be Repriced (in Years)
Leonard P. Shaykin	122,500	42.80	4.70
Chairman of the Board,
Chief Executive Officer
Martin M. Batt	21,500	16.20	7.64
Senior Vice President, Chief
Operating Officer
Patricia A. Pilia	132,267	39.09	[4.96	]
Executive Vice President,
Secretary
Gordon Link	72,000	44.70	5.27
Senior Vice President,
Chief Financial Officer
Kai P. Larson	43,417	49.70	6.05
Vice President
General Counsel
[All Executive Officers as a group (6 persons)]	427,983	$40.96	[5.45] years
All Directors Who Are Not Executive Officers as a Group (6 persons)	52,500	$32.40	6.83 years
All Employees Who Are Not Executive Officers as a Group ( persons)	73,098	$28.90	6.42
All Others ( persons)	28,940	$9.90	8.57
Total

Pursuant to Statement of Financial Accounting Standards, (SFAS) No. 123(R), “Share-Based Payment”, the Company will incur a non-cash fixed charge for all vested options that are repriced.

Vote Required

Stockholders are requested in this Proposal 4 to approve the repricing of Eligible Options held by Eligible Participants as approved by the Board.  Proposal 4 requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Special Meeting and entitled to vote.

Each of the Purchasers in the Private Placement has agreed, at any meeting of stockholders of the Company called for that purpose after the date the Private Placement is closed, to vote in favor of the adoption and implementation of a management equity incentive plan of the Company containing the terms and conditions set forth in a schedule to the Purchase Agreement, which terms and conditions include the approval of repricing of the Company’s stock options on the basis described in this Proposal 4.  This agreement of the Purchasers continues to be applicable at any meeting called by the Company for such purpose, notwithstanding that such matter may have previously been voted upon but not approved by the Company’s stockholders.  If Proposal 1 is approved and the Private Placement closes prior to the record date for the Company’s 2006 Annual Meeting but Proposal 4 is not approved by the stockholders of the Company at the special meeting, the Company intends to submit an equivalent proposal for the repricing of the Company’s stock options at its 2006 Annual Meeting of Stockholders to be held in August 2006.  In such event, approval of that equivalent proposal will be assured because the Purchasers will hold more than 75% of the Company’s outstanding common stock and they will be obligated to vote in favor of the proposal to approve the repricing at the 2006 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 6, 2006 regarding the ownership of our common stock by (1) persons believed by us to be the beneficial owners of more than five percent of our outstanding common stock; (2) by each director and by each executive officer named in the Summary Compensation Table above; and (3) by all Executive Officers and directors as a group.  It also sets forth such information as of such date proformation the closing of the Private Placement.  Except where otherwise indicated, the address for each of the beneficial owners as of February 6, 2006 that are listed in the table is:  Tapestry Pharmaceuticals, Inc., 4840 Pearl East Circle, Suite 300W, Boulder, CO 80301.

Name of Director, Officer or Beneficial Owner(1)	Number of Shares of Common Stock		Percentage ownership		Pro forma ownership after closing		Pro forma percentage after closing
Leonard P. Shaykin	159,396	(2)	4.57		159,396		1
Stephen K. Carter, M.D.	3,050	(3)		*	3,050			*
George M. Gould	4,000	(4)		*	4,000			*
Arthur H. Hayes, Jr.	11,000	(5)		*	11,000			*
Elliot M. Maza	2,000	(6)		*	2,000			*
The Honorable Richard N. Perle	13,300	(7)		*	13,300			*
Patricia A. Pilia	75,984	(8)	2.18		75,984			*
Robert E. Pollack	10,260	(9)			10,260			*
Martin M. Batt	19,916	(10)			19,916			*
Kai P. Larson	27,441	(11)			27,441			*
Gordon Link	56,845	(12)	1.63		56,845			*
All Directors and Executive Officers as a Group (12 persons)	389,750	(13)	11.18		389,750		2.4
Mayne Pharma (USA) Inc.	200,000	(14)	5.74		200,000		1.2

Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P. (“SSF”), Special Situations Fund III QP, L.P., Special Situations Life Sciences Fund, L.P., Special Situations Private Equity Fund, L.P.

					[2,500,000	](15)	[	]%

Xmark JV Investment Partners, LLC, Xmark Opportunity Fund, L.P., Xmark Opportunity Fund, Ltd.					[1,000,000	](16)	[11.6	]%

Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., BVF Investments, L.L.C., Investment 10, L.L.C.					[1,500,000	](17)	[9.24	]%

Baker Biotech Fund II (Z), L.P., Baker Biotech Fund III, L.P., Baker Biotech Fund III (Z), L.P., Baker Bros. Investments II, L.P., 14159, L.P.					[2,000,000	](18)	[21.9	]%

Fort Mason Master, L.P., Fort Mason Partners, L.P.					[1,500,000	](20)	[9.24	]%

Capital Ventures International					[2,000,000	](21)	[11.6	]%
Tang Capital Partners, LP					[4,000,000	](22)	[21.9	]%
Merlin BioMed Long Term Appreciation, LP, Merlin BioMed Offshore Master Fund					[1,000,000	](23)	[6	]%

*                      Less than 1%

(1)               Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  Percentage of beneficial ownership is based on 3,485,434 shares of common stock outstanding as of February 6, 2006, as adjusted as required by the rules promulgated by the SEC.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of stock subject to options or warrants currently exercisable or exercisable within 60 days of February 6, 2006 are deemed outstanding for computing the percentage of the person or entity holding such securities, and for purposes of computing the percentage of each other person or entity.  Pro forma percentage of beneficial ownership after the closing of the Private Placement assumes issuance of 12,750,000 shares of common stock to the Purchasers in the Private Placement and full exercise of the Warrants to be issued in the Private Placement to purchase 12,750,000 shares of common stock.

(2)               Includes 74,586 shares of common stock issuable upon exercise of options granted to Mr. Shaykin under the 1994 Plan and 14,848 shares of common stock beneficially owned through our ESOP plan as of February 1, 2006.  This does not include 7,509 shares held in private foundation for which Mr. Shaykin exercises voting control.  Mr. Shaykin disclaims beneficial ownership of such shares.

(3)               Includes 3,050 shares of common stock issuable upon exercise of options granted to Dr. Carter under the 1994 Plan.

(4)               Includes 3,000 shares of common stock issuable upon exercise of options granted to Mr. Gould under the 1994 Plan and 1,000 shares of common stock issuable upon exercise of options granted under the 2004 Non-Employee Director Plan.

(5)               Includes 11,000 shares of common stock issuable upon exercise of options granted to Dr. Hayes under the 1994 Plan.

(6)               Includes 2,000 shares of common stock issuable upon exercise of options granted to Dr. Hayes under the 2004 Non-Employee Director Plan.

(7)               Includes 11,000 shares of common stock issuable upon exercise of options granted to Mr. Perle under the 1994 Plan and 10,000 shares of common stock issuable upon exercise of options granted under the 2004 Non-Employee Director Plan.

(8)               Includes 43,100 shares of common stock issuable upon exercise of 1994 Plan options; 14,832 shares of common stock beneficially owned through our ESOP plan as of February 1, 2006; and 1,080 shares of common stock gifted by Dr. Pilia to relatives and certain other persons, which Dr. Pilia may be deemed to beneficially own by virtue of holding powers of attorney to vote and take certain other actions with respect to such shares.  Dr. Pilia disclaims beneficial ownership of the gifted shares of common stock over which Dr. Pilia holds powers of attorney.

(9)               Includes 6,400 shares of common stock issuable upon exercise of options granted to Dr. Pollack under the 1994 Plan and 3,750 shares of common stock issuable upon exercise of options granted under the 2004 Non-Employee Director Plan.

(10)         Includes 7,6254 shares of common stock issuable upon the exercise of options granted to Mr. Batt under the 1994 Plan and 10,279 shares of common stock beneficially owned through our ESOP plan as of February 1, 2006.

(11)         Includes 13,417 shares of common stock issuable upon the exercise of options granted to Mr. Larson under the 1994 Plan and 13,827 shares beneficially owned through our ESOP plan as of February 1, 2006.

(12)         Includes 35,835 shares of common stock issuable upon the exercise of options granted to Mr. Link under the 1994 Plan and 14,857 shares of common stock beneficially owned through our ESOP plan as of February 1, 2006.

(13)         Includes an aggregate of 218,089 shares of common stock issuable upon exercise of outstanding stock options held by such persons.

(14)         Information in the table as to beneficial ownership of common stock by Mayne Pharma (USA) Inc. is based upon filings on Schedule 13G made by Mayne Pharma (USA) Inc. on October 9, 2003.  Mayne Pharma (USA) Inc.’s address is Mack Cali Centre II, 650 From Road, Second Floor, Paramus, NJ 07652.

[(15)     Includes an aggregate of 2,500,000 shares of common stock issuable upon exercise of warrants.]

[(16)     Includes an aggregate of 1,000,000 shares of common stock issuable upon exercise of warrants.]

[(17)     Does not include an additional 1,500,000 shares of common stock issuable upon exercise of warrants.]

[(18)     Includes an aggregate of 2,000,000 shares of common stock issuable upon exercise of warrants.]

[(19)     Does not include an additional 750,000 shares of common stock issuable upon exercise of warrants.]

[(20)     Does not include an additional 1,500,000 shares of common stock issuable upon exercise of warrants.]

[(21)     Includes an aggregate of 3,000,000 shares of common stock issuable upon exercise of warrants.]

[(22)     Includes an aggregate of 2,000,000 shares of common stock issuable upon exercise of warrants.]

[(23)     Includes an aggregate of 500,000 shares of common stock issuable upon exercise of warrants.]

Change in Control

If we consummate the Private Placement as described above in “Proposal 1—Approval of the Private Placement,” the Private Placement could be considered a change of control of Tapestry based on certain criteria and presumptions established by Nasdaq. The Purchasers in the Private Placement could control up to approximately 88% of the voting power of our capital stock immediately upon the Closing of the Private Placement, assuming the full investment of $25.5 million and full exercise of the Warrants.  Following completion of the Private Placement, the Purchasers would hold the requisite percentage of our outstanding shares so as to permit them, if they chose to act in concert, to take actions requiring stockholder approval, including the election of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows for the years ended December 28, 2005, December 29, 2004, and December 31, 2003, compensation awarded or paid to, or earned by our chief executive officer and our four other most highly compensated Executive Officers at December 28, 2005 (the “Named Executive Officers”):

				Securities
		Annual Compensation		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options(#)	Compensation(1)
Leonard P. Shaykin	2005	$370,350	$100,000	—	$31,939
Chairman of the Board,	2004	354,231	140,000	—	35,841
Chief Executive Officer	2003	270,000	417,000	25,000	20,981

Martin M. Batt(2)	2005	270,000	20,000	—	31,939
Senior Vice President, Chief	2004	225,981	120,000	8,000	35,841
Operating Officer	2003	190,000	225,000	6,000	16,099

Patricia A. Pilia(3)	2005	235,000	—	—	31,939
Executive Vice President,	2004	238,835	60,000	6,000	35,841
Secretary	2003	214,412	150,000	11,000	20,981

Gordon Link(4)	2005	240,000	16,667	—	31,939
Senior Vice President,	2004	239,835	100,000	8,000	35,841
Chief Financial Officer	2003	247,154	250,000	11,000	20,981

Kai P. Larson	2005	220,400	11,667	—	31,939
Vice President, General	2004	213,612	75,000	6,000	35,841
Counsel	2003	180,000	250,000	11,000	18,883

(1)             Represents our Employee Stock Ownership Plan (“ESOP”) contributions of common stock (valued at fair market value as of the date of the contribution) for each of the Named Executive Officers.

(2)             Mr. Batt was hired on September 1, 2002.

(3)             In 2003, annual compensation for Dr. Pilia included $4,412 of accrued vacation paid in cash in connection with a change in the Company’s vacation policy.

(4)             In 2003, annual compensation for Mr. Link included $37,154 of accrued vacation paid in cash in connection with a change in the Company’s vacation policy.

As permitted by rules promulgated by the SEC, no amounts are shown with respect to certain “perquisites” where the aggregate amount of such perquisites received by a Named Executive Officer does not exceed the lesser of $50,000 or 10% of his or her salary plus bonus for the applicable year.

Option Grants in Last Fiscal Year

There have been no grants of options to purchase common stock to the Named Executive Officers for the year ended December 28, 2005 as the following table illustrates:

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Year	Exercise or Base Price Per Share ($/sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms ($)
					5%	10%
Leonard P. Shaykin	—	—%	$—	—	$—	$—

Martin M. Batt	—	—%	$—	—	—	—

Patricia A. Pilia	—	—%	$—	—	—	—

Gordon Link	—	—%	$—	—	—	—

Kai P. Larson	—	—%	$—	—	—	—

Aggregated Options Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table reports information, as to each of the Named Executive Officers, concerning the number of shares subject to both exercisable and unexercisable stock options held as of December 28, 2005.  Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of December 28, 2005:

Name	Shares Acquired on Exercise(#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Year End(#)		Value of Unexercised in-the-Money Options at Year End($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Leonard P. Shaykin	—	—	74,586	47,913	$—	$—

Martin M. Batt	—	—	5,750	15,749	—	—

Patricia A. Pilia	—	—	43,100	29,999	—	—

Gordon Link	—	—	35,835	36,165	—	—

Kai P. Larson	—	—	13,417	29,999	—	—

(1)             Calculated on the basis of the closing price per share of our common stock on the date of exercise on the Nasdaq Capital Market, less the exercise price.

Compensation of Directors

Stock Option Grants Prior to Approval of the 2006 Equity Incentive Plan.  The following description applies to stock option grants prior to approval of the 2006 Equity Incentive Plan.  After such approval, stock option grants to directors will be made under the 2006 Equity Incentive Plan.

Under the 2004 Director’s Plan, options to purchase 1,000 shares of common stock are granted automatically to each non-employee director who (i) is elected or reelected as a director of the Company at an annual meeting of stockholders, (ii) continues service as a director of the Company after an annual meeting of stockholders at which the director is not subject to re-election, or (iii) is otherwise appointed as a director of the Company in accordance with the Company’s bylaws, in each case on the business day date next following each such annual meeting or appointment. In addition, under the 2004 Director’s Plan, options to purchase 1,000 shares of common stock are granted automatically to each non-employee director who is appointed or continues to serve after an annual meeting of stockholders as chair of the Audit, Compensation, Nominating and Corporate Governance and Research and Development Committees of the Board of Directors on the business day next succeeding each such appointment or continuation of service, as the case may be.  In addition, options to purchase 750 shares of common stock are automatically granted to each non-

employee who is appointed to the Research and Development Committee (the “RDC”) upon initial appointment to the committee, and options to purchase 300 shares of common stock are automatically granted to each non-employee director who continues services as a RDC member after an annual meeting of stockholders, in each case on the business day next succeeding such appointment or continuation of service, as the case may be.  Non-employee directors also may be granted options to purchase shares of common stock in the discretion of the Board of Directors.  All such options are exercisable at an exercise price equal to the fair market value of the common stock on the date of grant and are subject to a vesting schedule.

Stock Option Grants After Approval of the 2006 Equity Incentive Plan.   If the 2006 Equity Incentive Plan is approved by stockholders, the following grants will be made to directors under that plan.

Under the 2006 Equity Incentive Plan, options to purchase 1,500 shares of common stock are to be granted automatically to each non-employee director who (i) is elected or reelected as a director of the Company at an annual meeting of stockholders, (ii) continues service as a director of the Company after an annual meeting of stockholders at which the director is not subject to re-election, or (iii) is otherwise appointed as a director of the Company in accordance with the Company’s bylaws, in each case on the business day date next following each such annual meeting or appointment. In addition, under the 2006 Equity Incentive Plan, options to purchase 1,500 shares of common stock are to be granted automatically to each non-employee director who is appointed or continues to serve after an annual meeting of stockholders as chair of the Audit, Compensation, Nominating and Corporate Governance and Research and Development Committees of the Board of Directors on the business day next succeeding each such appointment or continuation of service, as the case may be.  In addition, options to purchase 1,000 shares of common stock are to be automatically granted to each non-employee who is appointed to the Research and Development Committee (the “RDC”) upon initial appointment to the committee, and options to purchase 450 shares of common stock are automatically granted to each non-employee director who continues services as a RDC member after an annual meeting of stockholders, in each case on the business day next succeeding such appointment or continuation of service, as the case may be.  Non-employee directors also may be granted options to purchase shares of common stock in the discretion of the Board of Directors.  All such options are to be exercisable at an exercise price equal to the fair market value (as defined in the plan) of the common stock on the date of grant and are subject to a vesting schedule.

Other Compensation.  Non-employee directors are paid $3,000 for each regular meeting and $500 for each special meeting attended.  In addition, directors serving on committees of the Board are paid for attendance at each committee meeting as follows: $1,000 for the committee chair and $500 for non-chair committee members.  The RDC co-chairs receive $40,000 per year.  Directors are also reimbursed for their cost incurred in attending Board and committee meetings.  In April 2004, the Board added an annual retainer of $10,000, payable quarterly, for all non-employee directors, and an additional annual retainer of $10,000 for the chair of the Audit Committee.

Employment Agreements and Termination of Employment Agreements

Effective October 1, 2001, we entered into an employment agreement (the “Shaykin Employment Agreement”), with Leonard Shaykin.  In addition, effective October 1, 2001, we entered into employment agreements (collectively, the “Employment Agreements”) with Patricia Pilia, Gordon Link, and Kai Larson (collectively, the “Executive Officers”).  The Shaykin Employment Agreement and the other Employment Agreements are referred to together as the “Executive Agreements,” and Mr. Shaykin and the Executive Officers are referred to together as the “Executives.”

The Shaykin Employment Agreement provides for an initial three year employment term that expired on October 1, 2004 and is automatically renewed on each anniversary of the date of the agreement for successive one-year terms unless either party terminates.  No such notice of termination has been given by or to Mr. Shaykin.

The Shaykin Employment Agreement provides for an initial annual base salary for Mr. Shaykin of $270,000.  Since entering into the agreement, Mr. Shaykin’s base salary has been raised to $370,000.  Under the Shaykin Employment Agreement, in the event a change of control occurs or is anticipated (including the sale of substantially all of the assets of the Company) and Mr. Shaykin’s employment is terminated by the Company without cause (as defined in the Shaykin Employment Agreement) or by Mr. Shaykin for good reason (as defined in the Shaykin Employment Agreement), Mr. Shaykin is to be granted (i) a payment equal to the greater of 100% of his prior year’s bonus or 75% of his base annual salary, (ii) a payment equal to 300% of his base annual salary and (iii) a payment equal to accrued, unpaid salary and bonus through the date of termination. As defined in the Shaykin Employment Agreement, “good reason” includes, along with other events, the Board of Directors’ failure to grant, in each calendar year after a change in control occurs or is anticipated, a minimum annual bonus at least equal to the average of the three years’ prior annual bonuses, if such a failure is in anticipation of or following a change in control.  The sale of our paclitaxel business to Mayne Pharma may be deemed to have been a sale of substantially all our assets.  In connection with the sale, Mr. Shaykin advised the Company that he has waived any requirement that a minimum annual bonus be paid to him insofar as the sale of the paclitaxel business could be construed to constitute a change of control pursuant to the Shaykin Employment agreement.

In addition, if Mr. Shaykin’s employment is terminated by the Company without cause or by Mr. Shaykin for good reason, he would be entitled to receive, subject to certain limitations, (i) a lump sum of accrued, unpaid salary and bonus, if any, through the termination date, (ii) health and welfare benefits as in effect immediately prior to termination for a maximum of 18 months following termination, (iii) full vesting for all outstanding Company stock options owned by Mr. Shaykin that were granted prior to October 1, 2001, and (iv) a bonus payment in an amount equal to a percentage of his base salary, according to the terms set forth above. The forgoing benefits would be limited by the amount deductible for income tax purposes under the Internal Revenue Code of 1986, as amended.

Each of the Employment Agreements provides for an initial two-year employment term that expired on October 1, 2003, and is automatically renewed on each anniversary of the date of the agreement for an additional one-year term unless either party gives notice of termination to the other party at least 180 days prior to the commencement of any additional one-year term.  No such notice of termination has been given by or to any of the Executive Officers.  The Employment Agreements provide for initial annual base salaries for Dr. Pilia, Mr. Link and Mr. Larson of $210,000, $210,000 and $180,000, respectively.  Currently, their base salaries have been raised to $235,000, $240,000 and $220,000, respectively.  Under the Employment Agreements, in the event a change of control occurs or is anticipated (including the sale of substantially all of the assets of the Company) and an Executive Officer’s employment is terminated by the Company without cause or by the Executive Officer for good reason, such Executive Officer is to be granted (i) a payment equal to the greater of 100% of his or her prior year’s bonus or 75% of his or her base annual salary and (ii) a payment equal to 200% of the Executive Officer’s base annual salary. As defined in these agreements, “good reason” includes, along with other events, the Board of Directors’ failure to grant, in each calendar year after a change in control occurs or is anticipated, a minimum annual bonus at least equal to the average of the three years’ prior annual bonuses, if such a failure is in anticipation of or following a change in control.  The sale of our paclitaxel business to Mayne Pharma may be deemed to have been a sale of substantially all of our assets.  In connection with the sale, each of the Executive Officers advised the Company that he or she has waived any requirement that a minimum annual bonus be paid him or her insofar as the sale of the paclitaxel business could be construed to constitute a change of control pursuant to his or her Employment Agreement.

In addition, if the Executive Officer’s employment is terminated by the Company without cause or by the Executive Officer for good reason, each Executive Officer would be entitled to receive, subject to certain limitations, (i) a lump sum of accrued, unpaid salary and bonus, if any, through the termination date, (ii) health and welfare benefits as in effect immediately prior to termination for a maximum of 18 months following termination, (iii) full vesting for all outstanding Company stock options owned by the Executive Officer that were granted prior to October 1, 2001, and (iv) a bonus payment in an amount equal to a percentage of the individual Executive Officer’s base salary, according to the terms set forth above for each named individual. The forgoing benefits would be limited by the amount deductible for income tax purposes under the Internal Revenue Code of 1986, as amended.

The Company entered into an employment agreement with Martin Batt (the “Batt Employment Agreement”) effective October 28, 2005.  Under the agreement, Mr. Batt will be employed as the Company’s

Senior Vice President and Chief Operating Officer and will perform executive and administrative services for a base annual salary of $270,000, and the Company may not terminate or alter Mr. Batt’s employment status without Cause in such a way that he is no longer eligible to receive Company benefits prior to April 15, 2006.  If Mr. Batt is terminated without Cause or resigns for good reason, upon compliance with certain conditions, the Company is obligated to make the following payments to Mr. Batt 195 days after such termination (or such longer period as may be required by law): (i) 100% of Mr. Batt’s then effective base salary; (ii) a lump sum amount in cash equal to any accrued but unpaid salary through the date of termination and unpaid salary with respect to any vacation days accrued but not taken as of termination; and (iii) reimbursement of Mr. Batt’s COBRA payments.

Under the Employment Agreements, the Shaykin Employment Agreement and the Batt Employment Agreement, Executives may receive an annual bonus in such amount, if any, as the Compensation Committee (or if the Board has no Compensation Committee at the time, then the Board), in its discretion, may award to Executives, based upon the Executive’s and the Company’s performance during each year of the Employment Period.

The Executive Agreements also contain provisions (i) prohibiting disclosure of confidential information, (ii) granting to the Company rights to intellectual property developed by the Executives that relate to its business or are developed in the course of employment with Tapestry, and (iii) prohibiting competition with Tapestry under certain circumstances during and for five years after the Executive’s employment.

Compensation Committee Interlocks and Insider Participation

During the year ended December 28, 2005, our compensation committee consisted of Dr. Robert Pollack (chairman), Dr. Stephen Carter, Elliot Maza, and George Gould, Esq..  None of our Executive Officers serve as members of the Board of Directors or compensation committee of any entity that has one or more Executive Officers who serve on the Board of Directors or compensation committee.

Equity Compensation Plan Information

The following table sets forth certain information as of December 28, 2005 concerning our common stock that may be issued upon the exercise of options or the purchases of restricted stock under all of our equity compensation plans approved by stockholders and equity compensation plans not approved by stockholders:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
2004 Equity Incentive Plan	99,299	$10.10	84,450
2004 Non-Employee Directors’ Stock Option Plan	15,350	$10.60	13,300
1994 Long-Term Performance Incentive Plan	517,541	$41.80	78,821
Total Approved Plans	632,190	$36.10	176,571
Equity compensation plans not approved by security holders:
Non-plan	50	$95.00	—
1998 Stock Option Plan	92,562	$43.50	39,826
Total Unapproved Plans	92,612	$43.50	39,826
Total Plans	724,802	$37.30	216,397

Summary of Equity Compensation Plans Not Approved by Stockholders

Non-plan Stock Options

In January 1994, the Company granted to four outside directors 2,700 non-plan options to purchase shares of common stock which were immediately exercisable at a price of $24.00 and which expired in January 2004.  In September 1997, the Company granted to its employees 20,075 non-plan options to purchase shares of common stock which vested over two years and which expire in September 2007.  As of December 28, 2005, 50 of these options remained outstanding.

The 1998 Stock Incentive Plan

In 1998, the Board of Directors adopted the 1998 Stock Incentive Plan (formerly known as the “1998 Stock Option Plan”) (the “1998 Plan”) to provide awards of stock options, stock appreciation rights, restricted stock, performance grants, or any other type of award deemed by the Board of Directors or its designated committee to employees and other individuals who perform services for the Company.  The 1998 Plan provides for option grants designated as nonqualified stock options or incentive stock options.  Originally, 12,500 shares were authorized for issuance under the 1998 Plan.  In 1999, 2000, 2001 and 2002 the Board of Directors approved increases in the number of authorized shares.  There are currently 192,500 shares authorized for issuance under the 1998 Plan.  Under the terms of the 1998 Plan, stock options cannot be granted to persons who are Tapestry officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, (unless granted to officers not previously employed by Tapestry, as an inducement essential to such officers entering into employment contracts with the Company) or to Tapestry directors.  Options granted under the 1998 Plan typically vest 25% after each anniversary date of the grant, and expire ten years from the date of grant.  The exercise price for stock options issued under the 1998 Plan is equal to the fair market value of the Company’s common stock on the date of grant.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Tapestry stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Tapestry Pharmaceuticals, Inc., Attn: Corporate Secretary, 4840 Pearl East Circle, Suite 300W, Boulder, Colorado 80301 or contact Kai P. Larson at 303-516-8500.   Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

By Order of the Board of Directors

[FACSIMILE SIGNATURE]

Kai P. Larson
Assistant Secretary

February , 2006

Appendix A

EXECUTION COPY

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made as of the 2nd day of February, 2006 by and among Tapestry Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the Investors set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).

Recitals

A.                                   The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended; and

B.                                     The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, (i) the number of shares of the Company’s Common Stock, par value $0.0075 per share (together with any securities into which such shares may be reclassified, the “Common Stock”), determined in accordance with the terms of this Agreement at a per share purchase price equal to $2.00 (after giving effect to the Reverse Split) (the “Shares”), and (ii) warrants to purchase an aggregate number of shares of Common Stock (subject to adjustment) equal to the number of shares of Common Stock acquired by the Investors pursuant to clause (i) above at a per share exercise price equal to $2.40 (after giving effect to the Reverse Split) (subject to adjustment as set forth therein) in the form attached hereto as Exhibit A (the “Warrants”); and

C.                                     Contemporaneous with the sale of the Common Stock and Warrants, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws with respect to the Securities.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Definitions.  In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Alternative Investment” means the issuance or sale of any equity securities, debt securities or material assets of the Company or any of its Subsidiaries, or any merger, material joint venture or disposition or transfer of control of all or any material portion of the Company’s or any of its Subsidiaries’ respective businesses, in each case whether by way of any business combination, purchase of equity securities, purchase of assets, license, lease, tender or exchange offer or otherwise, to any Person other than, with respect to any such transaction other than a Counter Proposal, the Investors or any of their Affiliates.

“Board” means the Board of Directors of the Company.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City and Boulder, Colorado are open for the general transaction of business.

“Company’s Knowledge” means the actual knowledge of the Executive Officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Effective Date” means the date on which the initial Registration Statement is declared effective by the SEC.

“Effectiveness Deadline” means the date on which the initial Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement.

“Independent Directors” means the directors of the Company who are “Independent Directors,” as defined in The Nasdaq Stock Market’s Marketplace Rule 4200(a)(15) as in effect on the date hereof.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the

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Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Nasdaq” means The Nasdaq Stock Market, Inc.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Proposal” has the meaning set forth in Section 7.9.

“Purchase Price” means the aggregate purchase price for the Shares and the Warrants to be acquired by the Investors in accordance with the terms hereof.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Reverse Split” means a one-for-10 reverse split of the Common Stock that does not alter the number of shares of Common Stock the Company is authorized to issue.

“SEC Filings” has the meaning set forth in Section 4.6.

“Securities” means the Alternative Warrants, the Shares, the Warrants and the Warrant Shares.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Superior Proposal” means any Alternative Investment that (i) the Board reasonably determines (after consultation with a financial advisor of nationally recognized reputation) to be (A) more favorable to the Company’s stockholders from a financial point of view than the sale of the Shares and the Warrants hereunder (taking into account all the terms and conditions of such proposal and this Agreement and any other factors as the Board deems relevant) and (B) reasonably capable of being completed on the terms so proposed, taking into account all financial, legal, regulatory and other aspects of such proposal, (ii) was not solicited by the Company after the date hereof, (iii) was proposed after the date hereof and (iv) did not otherwise result from a breach of Section 7.13(a).

“Transaction Documents” means this Agreement, the Alternative Warrants, the Warrants and the Registration Rights Agreement.

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“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Alternative Warrants or the Warrants, as the case may be.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.                                       Purchase and Sale of the Shares and the Warrants.  Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares and the Warrants in the respective amounts set forth opposite the Investors’ names on the signature pages attached hereto in exchange for the Purchase Price as specified in Section 3 below.

3.                                       Closing; Payment of Purchase Price.  Upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Investors, the Company shall deliver to Lowenstein Sandler PC, in trust, a certificate or certificates, registered in such name or names as the Investors may designate, representing the Shares and the Warrants, with instructions that such certificates are to be held for release to a particular Investor only upon payment in full of the portion of the Purchase Price to be paid to the Company by such Investor.  Upon such receipt by Lowenstein Sandler PC of the certificates, each Investor shall promptly, but no more than one Business Day thereafter, cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Investor’s pro rata portion of the Purchase Price as set forth on the signature pages to this Agreement.  On the date the Company receives the Purchase Price (the “Closing Date”), the certificates evidencing the Shares and the Warrants shall be released to the Investors (the “Closing”).  The Closing of the purchase and sale of the Shares and the Warrants shall take place at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, or at such other location and on such other date as the Company and the Investors shall mutually agree.

4.                                       Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

4. 1                              Organization, Good Standing and Qualification.  Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties.  Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.  The Company’s Subsidiaries are listed on Schedule 4.1 hereto.

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4.2                                 Authorization.  The Company has full power and authority and, except for approval of the Proposal by its stockholders as contemplated in Section 7.9, has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities and (iv) the effectuation of the Reverse Split~~.~~  This Agreement constitutes, and the other Transaction Documents will constitute when executed and delivered, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.3                                 Capitalization.  Schedule 4.3 sets forth (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares, the Alternative Warrants and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company.  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties.  Except as described on Schedule 4.3, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim.  Except as described on Schedule 4.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company.  Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind.  Except as described on Schedule 4.3 and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.  Except as described on Schedule 4.3 and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

Except as described on Schedule 4.3, the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

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Except as described on Schedule 4.3, the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4                                 Valid Issuance.  The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.  The Alternative Warrants and the Warrants have been duly and validly authorized.  Upon the due exercise of the Alternative Warrants or the Warrants, as the case may be, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.  The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Alternative Warrants or the Warrants, as the case may be, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.

4.5                                 Consents.  Except for approval of the Proposal by the Company’s stockholders as contemplated in Section 7.9, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.  Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Alternative Warrants or the Warrants, as the case may be, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.6                                 Delivery of SEC Filings; Business.  The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 29, 2004 (the “10-K”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the “SEC Filings”).  The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period.  The Company and its

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Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

4.7                                 Use of Proceeds.  The net proceeds of the sale of the Shares and the Warrants hereunder shall be used by the Company in accordance with the budget of the Company for the calendar years 2006 and 2007 adopted in accordance with Section 6.1(f), as such budget may be amended or modified from time to time by the majority of the Independent Directors.  Any proceeds remaining following use as provided in the prior sentence shall be used by the Company for general corporate purposes.

4.8                                 No Material Adverse Change.  Since December 29, 2004, except for the Reverse Split and except as identified and described in the SEC Filings or as described on Schedule 4.8, there has not been:

(i)                                     any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2005, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii)                                  any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii)                               any damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries, in each case in excess of $25,000 individually or $50,000 in the aggregate;

(iv)                              any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(v)                                 any satisfaction or discharge of any lien, claim or encumbrance by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted);

(vi)                              (A) any change or amendment to the Company’s Certificate of Incorporation or Bylaws, or (B) any material change to any material contract or arrangement that requires the payment by any Person party thereto of at least $50,000 in the aggregate in any fiscal year by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject, other than, in the case of clause (B) above, any such change made in the ordinary course of business;

(vii)                           any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

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(viii)                        any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(ix)                                the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(x)                                   the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(xi)                                any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

4.9                                 SEC Filings; S-3 Eligibility.

(a)                                  At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)                                 Each registration statement and any amendment thereto filed by the Company since January 1, 2003 pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c)                                  The Company is eligible to use Form S-3 to register the Registrable Securities (as such term is defined in the Registration Rights Agreement) for sale by the Investors as contemplated by the Registration Rights Agreement.

4.10                           No Conflict, Breach, Violation or Default.  Subject to the approval of the Proposal by its stockholders as contemplated in Section 7.9, the execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a

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party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject, except, in the case of clause (ii) above, for any conflict, breach, violation or default that has not had or could not reasonably be expected to have a Material Adverse Effect.

4.11                           Tax Matters.  The Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it, except where the failure to make such payment or filing has not had or could not reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole.  All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, except for any withholding, collection and payment that has not had or could not reasonably be expected to have a Material Adverse Effect.  There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property.  Except as described on Schedule 4.11, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

4.12                           Title to Properties.  Except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made thereof by them.

4.13                           Certificates, Authorities and Permits.  The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except where the failure to so possess has not had or could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.14                           Labor Matters.

(a)                                  Except as set forth on Schedule 4.14, the Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations.  The Company has not violated in any material respect any laws, regulations, orders or contract

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terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b)                                 (i) There are no labor disputes existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company’s employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company’s Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

(c)                                  The Company is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization.  There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

(d)                                 Except as disclosed in the SEC Filings or as described on Schedule 4.14, the Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 2806(b) of the Internal Revenue Code.

(e)                                  Except as specified in Schedule 4.14, to the Company’s Knowledge, each of the Company’s employees is a Person who is either a United States citizen or a permanent resident entitled to work in the United States.  To the Company’s Knowledge, the Company has no liability for the improper classification by the Company of such employees as independent contractors or leased employees prior to the Closing.

4.15                           Intellectual Property.  Except as described in Schedule 4.15:

(a)                                  All Intellectual Property of the Company and its Subsidiaries owned by the Company or any Subsidiary or licensed by any of them and necessary for the conduct of their respective businesses is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and, to the Company’s Knowledge, are valid and enforceable, subject, in the case of any patent application, to any modification or other action that may be taken by the Patent and Trademark Office.  No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the

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Company’s Knowledge, no such action is threatened.  No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b)                                 All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than  generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

(c)                                  To the Company’s Knowledge, the Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license such owned Intellectual Property and Confidential Information known to or created by the Company, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses.  The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

(d)                                 To the Company’s Knowledge, the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party, or violate any confidentiality obligation owed by the Company to a third party.  To the Company’s Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party.  There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

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(e)                                  The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(f)                                    The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property and Confidential Information.  Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof.  Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

4.16                           Environmental Matters.  Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, in each case which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

4.17                           Litigation.  Except as described on Schedule 4.17, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties that have had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.

4.18                           Financial Statements.  The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act).  Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 4.18, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of

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which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.19                           Insurance Coverage.  The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.20                           Compliance with Nasdaq Continued Listing Requirements.  Except as described in Schedule 4.20, the Company is in compliance with applicable Nasdaq continued listing requirements.  Except as described in Schedule 4.20, there are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company’s Knowledge is there any basis for, the delisting of the Common Stock from Nasdaq.

4.21                           Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Schedule 4.21.

4.22                           No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.23                           No Integrated Offering.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

4.24                           Private Placement.  The offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.25                           Questionable Payments.  Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets;

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(d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.26                           Transactions with Affiliates.  Except as disclosed in the SEC Filings or as disclosed on Schedule 4.26, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.27                           Internal Controls.  The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the 1934 Act, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

4.28                           Disclosures.  Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the existence of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

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4.29                           Most Favored Nations.  Except as expressly contemplated by Section 7.10 and except for any restrictions on the exercise of the Warrants to which any Investor may agree, none of the Investors shall be entitled to any rights, preferences or privileges under the Transaction Documents that are more favorable to such Investor than the rights, preferences and privileges applicable to any other Investor under the Transaction Documents (such more favorable terms, the “More Favorable Terms”).

4.30                           Disclosure.  No representation or warranty of the Company contained in this Section 4, as qualified by the Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which they were made.

5.                                       Representations and Warranties of the Investors.  Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1                                 Organization and Existence.  Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

5.2                                 Authorization.  The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3                                 Purchase Entirely for Own Account.  The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.  Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4                                 Investment Experience.  Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5                                 Disclosure of Information.  Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and

15

conditions of the offering of the Securities.  Such Investor acknowledges receipt of copies of the SEC Filings.  Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6                                 Restricted Securities.  Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7                                 Legends.  It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a)                                  “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

(b)                                 If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.8                                 Accredited Investor.  Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

5.9                                 No General Solicitation.  Such Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

5.10                           Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.11                           Prohibited Transactions.  During the last thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, borrowed or pre-borrowed any shares of Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or

16

with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”).  Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the Effective Date or (iii) the Effectiveness Deadline, such Investor shall not, and shall cause its Trading Affiliates not to, (A) engage, directly or indirectly, in a Prohibited Transaction, or (B) effect any sale, assignment, pledge, hypothecation, put, call, transfer or other disposition of any Securities.  Such Investor acknowledges that the representations, warranties and covenants contained in this Section 5.11 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.11.

6.  Conditions to Closing.

6.1                                 Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Shares and the Warrants at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a)                                  The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.  The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)                                 The Company shall have obtained any and all consents, permits, approvals, registrations and waivers (including, without limitation, approval of the Proposal by its stockholders in accordance with applicable law and the applicable requirements of any stock exchange or market on which the Common Stock is traded or quoted) necessary for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)                                  The Company shall have executed and delivered the Registration Rights Agreement.

(d)                                 The Company shall have taken all action necessary to effect the listing of the Shares and the Warrant Shares on the Nasdaq Capital Market upon official notice of issuance.

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(e)                                  The Reverse Split shall have become effective.

(f)                                    The Board shall have adopted a budget for calendar years 2006 and 2007 (the “Approved Budget”), which Approved Budget shall include a covenant that the net proceeds from the sale of the Shares and the Warrants hereunder will be used solely to fund the development of the Company’s TPI 287 compound and that any amendment or variance with respect to such aspect of the Approved Budget shall require the prior written approval of a majority of the Independent Directors.

(g)                                 The Company shall have received gross proceeds from the sale of the Shares and the Warrants as contemplated hereby of at least Twenty Million Dollars ($20,000,000).

(h)                                 No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(i)                                     The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (e), (f), (g), (h) (which subsection (h) shall be qualified to the Company’s Knowledge) and (l) of this Section 6.1.

(j)                                     The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board approving the transactions contemplated by this Agreement and the other Transaction Documents, the calling of the Stockholders Meeting (as defined below), the Reverse Split and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(k)                                  The Investors shall have received an opinion from Kirkland & Ellis LLP, the Company’s counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as set forth on Exhibit D attached hereto.

(l)                                     No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

(m)                               The Company shall have delivered to the Investors one or more executed Lock-Up Agreements in the form attached hereto as Exhibit C from each officer and director of the Company that is, as of the date hereof, subject to the reporting requirements of Section 16 of the 1934 Act.

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6.2                                 Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares and the Warrants at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)                                  The representations and warranties made by the Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.  The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date.  The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b)                                 The Investors shall have executed and delivered the Registration Rights Agreement.

(c)                                  The Investors shall have delivered the Purchase Price to the Company.

(d)                                 The Company shall have obtained any and all consents, permits, approvals, registrations and waivers (including, without limitation, approval of the Proposal by its stockholders in accordance with applicable law and the applicable requirements of any stock exchange or market on which the Common Stock is traded or quoted) necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(e)                                  No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(f)                                    The Company shall have received gross proceeds from the sale of the Shares and the Warrants as contemplated hereby of at least Twenty Million Dollars ($20,000,000).

6.3                                 Termination of Obligations to Effect Closing; Effects.

(a)                                  The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing may be terminated as follows:

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(i)                                     Upon the mutual written consent of the Company and the Investors;

(ii)                                  By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)                               By the Company if the stockholders of the Company fail to approve the Proposal at the Stockholders Meeting;

(iv)                              By the Company if the Board authorizes the Company to enter into a definitive agreement governing a Superior Proposal (subject to compliance with Section 7.13);

(v)                                 By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(vi)                              By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to May 31, 2006;

provided, however, that, except in the case of clauses (i) and (iii) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)                                 In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other Investors, and each other Investor shall have the right, if such termination results in any of the conditions set forth in Section 6.1 becoming incapable of fulfillment with respect to such Investor, to terminate its obligations to effect the Closing upon written notice to the Company and the other Investors; provided that, if any Investor terminates its obligations to effect the Closing pursuant to this Section 6.3, then each other Investor shall have the right (but not the obligation) to reduce its portion of the Purchase Price, and the corresponding number of Shares and Warrant Shares to be acquired by such Investor, such that such Investor’s beneficial ownership (determined in accordance with Rule 13d-3 under the 1934 Act) of Common Stock following the Closing does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose any shares of Common Stock issuable upon the exercise of the Warrant to be issued to such Investor at the Closing that would be required to be included for purposes of such determination).  Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

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7.                                       Covenants and Agreements of the Company and the Investors.

7.1                                 Reservation of Common Stock.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms.

7.2                                 Reports.  The Company will furnish to the Investors and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by the Investors and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

7.3                                 No Conflicting Agreements.  The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.4                                 Management Equity Incentive Plan.  Each of the Investors shall, and shall cause each of its controlled Affiliates to, at any meeting of the stockholders of the Company called for such purpose after the Closing Date, consent to and vote, in person or by proxy, all shares of the Company held by such Person or with respect to which such Person has voting authority, in favor of the adoption and implementation of a management equity incentive plan of the Company containing terms and conditions that are substantially the same as the terms and conditions set forth on Schedule 7.4.  The commitment set forth in this Section 7.4 shall continue to be applicable at any meeting called by the Company for such purpose, notwithstanding the fact that such matter may have been previously voted upon but not approved by the Company’s stockholders.  The implementation of the management equity incentive plan as set forth on Schedule 7.4 will not result in any material adverse tax consequence to the Company or require the payment by the Company of any cash amount to any taxing authority in respect of such plan (other than income and employment tax withholding payments related to taxable income recognized by participants with respect to awards under such plan).

7.5                                 Compliance with Laws.  The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

7.6                                 Listing of Underlying Shares and Related Matters.  Promptly following the date hereof, the Company shall take all necessary action to cause the Shares and the Warrant Shares to be listed on the Nasdaq Capital Market no later than the Closing Date.  Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Shares and the Warrant Shares

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and will take such other action as is necessary to cause such Common Stock to be so listed.  The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

7.7                                 Termination of Covenants.  The provisions of Sections 7.2 through 7.5 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

7.8                                 Removal of Legends.  Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement, (ii) Rule 144(k) becoming available the Company, (iii) any sale pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company) or (iv) such time as a legend is no longer required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the SEC), the Company shall (A) deliver to the transfer agent for the Common Stock (the “Transfer Agent”) irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by the Investor that Rule 144(k) or Rule 144 applies to the shares of Common Stock represented thereby or (2) in connection with any sale of Common Stock by any Investor pursuant to the registration contemplated by the Registration Rights Agreement, a statement by such Investor that it has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the Registration Statement, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act.  From and after the earlier of such dates, upon an Investor’s written request, the Company shall promptly cause certificates evidencing the Investor’s Securities to be replaced with certificates which do not bear such restrictive legends, and Warrant Shares subsequently issued upon due exercise of the Alternative Warrants or the Warrants, as the case may be, shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Warrant Shares.  When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to an Investor within three (3) Business Days of submission by that Investor of legended certificate(s) to the Transfer Agent as provided above (or to the Company, in the case of the Warrants), the Company shall be liable to the Investor for liquidated damages in an amount equal to 1.5% of the aggregate purchase price of the Securities evidenced by such certificate(s) for each thirty (30) day period (or portion thereof) beyond such three (3) Business Day that the unlegended certificates have not been so delivered.

7.9                                 Proxy Statement; Stockholders Meeting.  (a)  Promptly following the execution and delivery of this Agreement the Company shall take all action necessary to call a meeting of its stockholders (the “Stockholders Meeting”), which shall occur not later than May 2, 2006 (the “Stockholders Meeting Deadline”), for the purpose of seeking approval of the

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Company’s stockholders for the issuance and sale to the Investors of the Securities (the “Proposal”).  In connection therewith, the Company will promptly prepare and file with the SEC proxy materials (including a proxy statement and form of proxy) for use at the Stockholders Meeting and, after receiving and promptly responding to any comments of the SEC thereon, shall promptly mail such proxy materials to the stockholders of the Company.  Each Investor shall promptly furnish in writing to the Company such information relating to such Investor and its investment in the Company as the Company may reasonably request for inclusion in the Proxy Statement.  The Company will comply with Section 14(a) of the 1934 Act and the rules promulgated thereunder in relation to any proxy statement (as amended or supplemented, the “Proxy Statement”) and any form of proxy to be sent to the stockholders of the Company in connection with the Stockholders Meeting, and the Proxy Statement shall not, on the date that the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or the Stockholders Meeting which has become false or misleading.  If the Company should discover at any time prior to the Stockholders Meeting, any event relating to the Company or any of its Subsidiaries or any of their respective affiliates, officers or directors that is required to be set forth in a supplement or amendment to the Proxy Statement, in addition to the Company’s obligations under the 1934 Act, the Company will promptly inform the Investors thereof.

(b)                                 Subject to the following sentence, the Board shall recommend to the Company’s stockholders that the stockholders vote in favor of the Proposal (the “Company Board Recommendation”) and take all commercially reasonable action (including, without limitation, the hiring of a proxy solicitation firm of nationally recognized standing) to solicit the approval of the stockholders for the Proposal unless the Board shall have modified, amended or withdrawn the Company Board Recommendation pursuant to the provisions of the immediately succeeding sentence.  The Company covenants that the Board shall not modify, amend or withdraw the Company Board Recommendation unless (i) the Company shall have received a Superior Proposal and (ii) the Board (after consultation with the Company’s outside counsel) shall have determined in the good faith exercise of its business judgment that maintaining the Company Board Recommendation would violate its fiduciary duty to the Company’s stockholders.  Whether or not the Board modifies, amends or withdraws the Company Board Recommendation pursuant to the immediately preceding sentence, the Company shall in accordance with Section 146 of the Delaware General Corporation Law and the provisions of its Certificate of Incorporation and Bylaws, (i) take all action necessary to convene the Stockholders Meeting as promptly as practicable, but no later than the Stockholders Meeting Deadline, to consider and vote upon the approval of the Proposal and (ii) submit the Proposal at the Stockholders Meeting to the stockholders of the Company for their approval.

7.10                           Director Designees.

(a)                                  From and after the Closing Date, so long as Special Situations Fund III, L.P. (“SSF”) and/or one or more of its Affiliates collectively are the beneficial owners (determined in accordance with Rule 13d-3 under the 1934 Act) of at least 25% of the Shares

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and Warrant Shares acquired by it pursuant to this Agreement, SSF shall have the right to designate up to two Persons for election to the Board (the “SSF Designees”).  Upon any such designation by SSF, the Company shall use its commercially reasonable efforts to cause the SSF Designees to be elected to the Board.  SSF shall have the right to remove or replace any SSF Designee by giving notice to such SSF Designee and the Company and the Company shall use its commercially reasonable efforts to effect the removal or replacement of any such SSF Designee.

(b)                                 Subject to any limitations imposed by applicable law, any SSF Designee shall be entitled to the same perquisites, including stock options, reimbursement of expenses and other similar rights in connection with such Person’s membership on the Board, as every other non-employee member of the Board.

(c)                                  So long as SSF has the right to appoint an SSF Designee, the Company shall not increase the number of directors constituting the Board without the prior written approval of SSF.

(d)                                 Promptly following the time that SSF no longer has the right to designate any SSF Designee, such SSF Designee shall, and SSF shall cause such SSF Designee to, promptly tender his or her resignation as a member of the Board, which resignation may be accepted by the Board in its discretion.

7.11                           Most Favored Nations.  Each Investor shall receive “most favorite nations status” with respect to the Transaction Documents, meaning that if the Company takes any action contemplated by Section 4.29, the terms of the Transaction Documents to which such Investor is a party automatically shall be amended, without further action, so as to provide such Investor the benefits of such More Favorable Terms.

7.12                           Preemptive Rights.

(a)                                  From and after the Closing, the Company shall not sell any Common Stock or any securities exercisable or exchangeable for or convertible into, directly or indirectly, Common Stock (collectively, the “Preemptive Securities”) to any Person unless the Company shall have first offered to sell to each Investor (for so long as such Investor holds at least 50% of the Shares acquired by such Investor hereunder) (each a “Preemptive Holder”) such Preemptive Holder’s Preemptive Share of the Preemptive Securities, at a price and on such other terms as shall have been specified by the Company in writing delivered to each such Preemptive Holder (the “Preemptive Offer”) at the address set forth on the signature page hereto, which Preemptive Offer shall by its terms remain open and irrevocable for a period of at least fifteen business days from the date it is delivered by the Company (the “Preemptive Offer Period”).  Each Preemptive Holder may elect to purchase all or any portion of such Preemptive Holder’s Preemptive Share of the Preemptive Securities as specified in the Preemptive Offer at the price and upon the terms specified therein by delivering written notice of such election to the Company as soon as practical but in any event within the Preemptive Offer Period; provided that if the Company is issuing Common Stock together as a unit with any debt securities or other equity securities, then any Preemptive Holder who elects to purchase the Preemptive Securities pursuant to this Section 7.12 must purchase the same proportionate mix of all of such securities.

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(b)                                 Each Preemptive Holder’s “Preemptive Share” of Preemptive Securities shall be determined as follows: the total number of Preemptive Securities, multiplied by a fraction, (i) the numerator of which is the number of shares of Common Stock that were purchased by such Preemptive Holder pursuant to this Agreement or pursuant to an exercise of a Warrant and that, in each case, continue to be held by such Preemptive Holder, and (ii) the denominator of which is the number of shares of Common Stock then issued and outstanding.

(c)                                  Upon the expiration of the Preemptive Offer Period, the Company shall be entitled during the 180 day period following expiration of the Preemptive Offer Period to sell such Preemptive Securities which the Preemptive Holders have not elected to purchase on terms and conditions not materially more favorable to the purchasers thereof than those offered to the Preemptive Holders.

(d)                                 The provisions of this Section 7.12 shall not apply to the following issuances of Common Stock:

(i)                                     Common Stock issued to employees, officers, directors and other service providers of or to the Company or any of its Subsidiaries in accordance with the terms of any applicable incentive plan of the Company approved by the Board;

(ii)                                  Common Stock issued for consideration other than cash in connection with consulting, licensing, acquisition, equipment leasing, lending, merger or other business transactions;

(iii)                               Common Stock issued upon exercise of the Warrants; and

(iv)                              in connection with the subdivision of Common Stock (including any split), any combination of Common Stock (including any reverse split, including the Reverse Split) or any recapitalization, reorganization, reclassification or conversion of the Company.

7.13                           Non-Solicitation of Alternative Investment.

(a)                                  From and after the date hereof until the earlier to occur of the Closing or the termination of the obligations to effect the Closing pursuant to Section 6.3, the Company shall not, and neither shall it authorize or permit any of its Subsidiaries or any of their respective directors, officers or employees to, nor knowingly authorize or permit the Company’s and its Subsidiaries’ investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives (collectively, “Representatives”) to, directly or indirectly through another Person, (i) solicit, initiate, participate in or knowingly encourage, or take any other action designed to, or which could reasonably be expected to, facilitate, any Alternative Investment or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information, or otherwise cooperate in any way with, any Alternative Investment.  The Company shall, and shall cause its Subsidiaries and Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person (other than the Investors) conducted heretofore with respect to any Alternative

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Investment.  Notwithstanding the foregoing, if and to the extent that (1) the Stockholders Meeting has not occurred, (2) in response to a bona fide written Alternative Investment proposal that the Board reasonably determines (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes a Superior Proposal, and (3) the Board believes in good faith, considering the advice of the Company’s counsel, that the failure to participate in such negotiations or discussions or disclose such information would be inconsistent with the fiduciary duties of the Board under applicable law, the Company and its Representatives may, subject to compliance with Section 7.13(b), (x) furnish information with respect to the Company and its Subsidiaries to the Person making such Alternative Investment proposal (and its Representatives) pursuant to a customary confidentiality agreement, provided that all such information has previously been provided to the Investors or is provided to the Investors prior to or substantially concurrent with the time it is provided to such Person, and (y) participate in discussions or negotiations with the Person making such Alternative Investment proposal (and its Representatives) regarding such Alternative Investment proposal.

(b)                                 In addition to the obligations of the Company set forth in Section 7.13(a), the Company shall promptly (and in any event within 24 hours of the receipt thereof by the Company) advise the Investors orally and in writing of the existence of any Alternative Investment proposal, the material terms and conditions of any such Alternative Investment proposal (including any changes thereto) and the identity of the Person making any such Alternative Investment proposal.  The Company shall (i) keep the Investors fully informed in all material respects of the status of any Alternative Investment proposal and (ii) provide to the Investors as soon as practicable (and in any event within 24 hours) after receipt or delivery thereof copies of all correspondence and other written material sent or provided to the Company or any of its Subsidiaries from any Person that describes any of the terms or conditions of any Alternative Investment proposal.

(c)                                  During the period from the date of this Agreement until the Closing or the effective date of termination of the obligations to effect the Closing under Section 6.3, if the Board determines in good faith to accept a Superior Proposal, prior to accepting such Superior Proposal, the Company shall first (i) disclose to each of the Investors the terms and conditions of such Superior Proposal and (ii) offer each of the Investors the opportunity to enter into a transaction with the Company on terms no less favorable to the Company and its stockholders from a financial point of view (including conditions to consummation of the contemplated transactions) than those contained in the Superior Proposal (the “Offer”).  Any one or more of the Investors (the “Proposing Investor(s)”) shall be entitled to notify the Company within three business days of the terms of a transaction with the Company in response to the Offer (a “Counter Proposal”).  If the terms of the Counter Proposal are determined by the Board (after consultation with its legal and financial advisors) in good faith to be no less favorable to the Company and its stockholders from a financial point of view (including conditions to consummation of the contemplated transaction) than those contained in the Superior Proposal, then the Company shall accept the Counter Proposal.  In the event that more than one Investor make a Counter Proposal that is a Superior Proposal, then the Board shall determine which among them is superior to the others and that proposal will be the Counter Proposal accepted by the Company.  If the Company does not receive a Counter Proposal from any of the Investors within such three-business day period, or the Counter Proposal(s) received do not constitute a Superior Proposal, then the Company may accept the Superior Proposal, provided there are no

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subsequent material changes to the terms of such Superior Proposal.  If the terms of such Superior Proposal are materially changed, then such Superior Proposal shall be deemed a new proposal and shall be subject to each of the terms of this Section 7.13(c).  This Section 7.13(c) shall apply to any Superior Proposal made by any Person at any time prior to the termination of the Investors’ rights under this Section 7.13(c).  If the Company agrees to enter into an agreement governing the transaction contemplated by the Counter Proposal, then the Proposing Investor(s) shall promptly give written notice thereof (the “Proposal Notice”) to the other Investors.  The Proposal Notice shall specify in reasonable detail the price and other material terms and conditions of the Counter Proposal and the notice address at which the other Investors may give notice to the Proposing Investor(s) as hereinafter provided.  In such Proposal Notice, the Proposing Investor(s) shall offer the other Investors the right to participate in such transaction on the same terms and conditions as the Proposing Investor(s), which offer shall be irrevocable for a period of three business days after the date of receipt of the notice by the other Investors.  Upon receipt of the Proposal Notice, each of the other Investors shall have the right to elect to participate in such transaction on a pro rata basis based on its pro rata portion of the Purchase Price (or on such other basis as such Investors may agree) by giving the Proposing Investor(s) written notice of their election to participate within such three-business day period.  Each Investor that sends such a notice is being referred to as an “Electing Investor.”  If any Investor does not respond during the applicable period, it shall be deemed to have waived its rights under this Section 7.13(c) with respect to such Counter Proposal.   The Proposing Investor(s) and the Electing Investors together shall consummate the transaction contemplated by the Counter Proposal on such terms and conditions as set forth in the Counter Proposal or as may otherwise be agreed by the Proposing Investor(s), the Electing Investors and the Company; it being understood that the Proposing Investor(s) and the Electing Investors must agree to purchase or acquire 100% of the securities that are contemplated to be acquired from the Company or its stockholders by the Counter Proposal.  Notwithstanding any other provision in this Agreement, none of the Investors or any of their respective Affiliates shall be permitted to participate in any Alternative Investment, other than a Counter Proposal as contemplated in this Section 7.13(c).

7.14                           Issuance of Alternative Warrants.  Within three business days following the date hereof, the Company shall issue to each Investor, for no additional consideration, a warrant to purchase an aggregate number of shares of Common Stock (subject to adjustment as set forth in such warrant) equal to the number of shares of Common Stock set forth opposite such Investor’s name on Schedule 7.14 at a per share exercise price equal to $0.01 (subject to adjustment as set forth in such warrant), which warrant shall be in form and substance substantially as set forth in Exhibit A attached hereto (all such warrants issued to the Investors pursuant to this Section 7.14, the “Alternative Warrants”).  At the time that the Alternative Warrants are issued, (a) Kirkland & Ellis LLP, the Company’s counsel, shall deliver to the Investors an opinion dated as of such date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as set forth on Exhibit D attached hereto (addressing those matters relevant to the issuance of the Alternative Warrants and shares of Common Stock subject thereto), and (b) the Company and each of the Investors shall execute and deliver a registration rights agreement with respect to the registration of the shares of Common Stock purchasable upon exercise of such Alternative Warrants in substantially the form attached as Exhibit B hereto, with such modifications as may be necessary or reasonably required to give effect to the terms of this Section 7.14.  The Alternative Warrants shall become exercisable only if one of the events specified in the

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following clauses (i) through (iv) (each a “Trigger Event”) occurs: (i) the stockholders of the Company fail to approve the Proposal at the Stockholders Meeting, (ii) the Company terminates its obligations to effect the Closing pursuant to Section 6.3 and the Company has received an Alternative Investment proposal prior to such time which has not been withdrawn, (iii) the Company enters into an agreement governing the consummation of an Alternative Investment with any Person other than the Investors, as contemplated by Section 7.13(c) above, prior to the termination of this Agreement in accordance with Section 6.3 or (iv) the Stockholders Meeting shall not have occurred prior to the Stockholders Meeting Deadline and the Company shall have breached its obligations under Section 7.9; provided, however, that notwithstanding any other provision herein, the Alternative Warrant issued to any non-Electing Investor shall become exercisable immediately if the Company consummates the transactions contemplated by a Counter Proposal and this Agreement is terminated pursuant to Section 6.3; it being understood that those Alternative Warrants held by any Investor participating in a Counter Proposal shall not become exercisable and shall terminate and be of no further force and effect on the date on which the Company consummates the transactions contemplated by a Counter Proposal.  In the event that a Trigger Event has not occurred prior to or in connection with the termination of this Agreement (in whole or with respect to any particular Investor) or the Closing shall occur, then all outstanding Alternative Warrants held by all Investors or, in the case of a termination with respect a particular Investor, that Investor, shall terminate and be of no further force and effect.  The Alternative Warrants in the aggregate will represent the right to acquire shares of Common Stock representing 15 percent of the issued and outstanding shares of Common Stock determined as of the date hereof.

7.15                           Use of Proceeds; Approved Budget.  The net proceeds from the sale of the Shares and the Warrants hereunder shall be used solely to fund the development of the Company’s TPI 287 compound in accordance with the Approved Budget.  Any amendment or variance with respect to such aspect of the Approved Budget shall require the prior approval of a majority of the Independent Directors.  For the avoidance of doubt, the Investors agree that the Approved Budget shall not restrict the Company’s use of its other assets, including any cash-on-hand as of the Closing.

7.16                           Prohibition on Sale.  The Company shall use its reasonable best efforts to cause each of Leonard P. Shaykin, Martin M. Batt, Patricia A. Pilia, Gordon Link, Kai P. Larson, Bruce W. Fiedler, Stephen K. Carter, M.D., George M. Gould, Arthur H. Hayes, Jr., Elliot M. Maza, The Honorable Richard N. Perle and Robert E. Pollack to execute and deliver to the Company within five business days after the date hereof an lock-up agreement in form and substance substantially as set forth on Exhibit C hereto.  The Company shall not terminate, amend, modify or waive any provision of such agreement without the consent of the Investors.

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8.                                       Survival and Indemnification.

8.1  Survival.  The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement; provided, however, that any claim for Losses as a result of a breach of a representation or warranty contained herein must be must be made, if at all, within 18 months of the Closing, except that any claim for Losses as a result of a breach of any representation or warranty contained in Section 4.15 hereof must be made, if at all, on or prior to the first anniversary of the Closing Date.

8.2  Indemnification.  The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against, without duplication, (a) any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents or (b) reasonable attorneys fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding arising from a claim by any third party (including any governmental authority) that the provisions relating to the exercise of the Warrant issued to such Person hereunder are unenforceable if such Person ultimately prevails with respect to such claim, and, in each case, will reimburse any such Person for all such amounts as they are incurred by such Person.

8.3  Conduct of Indemnification Proceedings.  Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which

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consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

9.                                       Miscellaneous.

9.1                                 Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement (including in Section 9.6).

9.2                                 Counterparts; Faxes.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile, which shall be deemed an original.

9.3                                 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4                                 Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier.  All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Tapestry Pharmaceuticals, Inc.

4840 Pearl East Circle, Suite 300W

30

Boulder, Colorado 80301

Attention:  Leonard Shaykin, Chairman and Chief Executive Officer

Fax:  (212) 319-2808

With a copy to:

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, New York 10022-4611

Attention:  Michael Movsovich

Fax:  (212) 446-6460

If to any Investor:

to such Investor’s address(es) set forth on the signature pages hereto.

9.5                                 Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable and documented fees and expenses of Lowenstein Sandler PC in connection with the negotiation and execution of the Transaction Documents in an amount not to exceed $35,000.  Such expenses shall be paid not later than the Closing.  The Company shall reimburse the Investors upon demand for all reasonable and documented out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys’ fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents.  In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable and documented out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.6                                 Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.7                                 Publicity.  Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities

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market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.  By 8:30 a.m. (New York City time) on the trading day immediately following the date hereof, the Company shall issue a press release disclosing the execution and delivery of this Agreement.  No later than the third trading day following the date hereof, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence.  By 8:30 a.m. (New York City time) on the trading day immediately following the Closing Date, the Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement.  No later than the third trading day following the Closing Date, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence.  In addition, the Company will make such other filings and notices in the manner and time required by the SEC or Nasdaq.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC (other than such Forms 8-K, the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the 1934 Act) or any regulatory agency or Nasdaq, without the prior written consent of such Investor, except to the extent such disclosure is required by law or trading market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure.

9.8                                 Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9                                 Entire Agreement.  This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof (including that certain Term Sheet, dated as of November 16, 2005, by and between the Company and Special Situations Funds).

9.10                           Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11                           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for

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the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9.12                           Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

[signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

Signature Pages Omitted

Appendix B

AGREED FORM

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of this        day of                         , 2006 by and among Tapestry Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the “Investors” named in that certain Purchase Agreement by and among the Company and the Investors (the “Purchase Agreement”).

The parties hereby agree as follows:

1.     Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City and Boulder, Colorado are open for the general transaction of business.

“Common Stock” shall mean the Company’s common stock, par value $0.0075 per share, and any securities into which such shares may hereinafter be reclassified.

“Investors” shall mean the Investors identified in the Purchase Agreement and any Affiliate or permitted transferee of any Investor who is a subsequent holder of any Warrants or Registrable Securities.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” shall mean (i) the Shares, (ii) the Warrant Shares and (iii) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided, that, a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale by the Investors pursuant to Rule 144(k).

“Registration Statement” shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Required Investors” means the Investors holding a majority of the Registrable Securities.

“SEC” means the U.S. Securities and Exchange Commission.”Shares” means the shares of Common Stock issued pursuant to the Purchase Agreement, including, without limitation, any additional shares of Common Stock issuable to the Investors pursuant to Section 3(b) thereof.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Warrants” means, the warrants to purchase shares of Common Stock issued to the Investors pursuant to the Purchase Agreement, the form of which is attached to the Purchase Agreement as Exhibit A.

“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.

2.     Registration.

(a)           Registration Statements.

(i)            Promptly following the closing of the purchase and sale of the securities contemplated by the Purchase Agreement (the “Closing Date”) but no later than thirty (30) days after the Closing Date (the “Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities, subject to the Required Investors’ consent), covering the resale of the Registrable Securities in an amount at least equal to the Shares and the Warrant Shares.  Such Registration Statement shall include the plan of distribution attached hereto as Exhibit A.  Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.  Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Investors.  The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and their counsel prior to its filing or other submission.  If a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.5% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the Filing Deadline for which no Registration Statement is filed with respect to the Registrable Securities.  Such payments shall constitute the Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief.  Such payments shall be made to each Investor in cash.

(ii)           Additional Registrable Securities.  Upon the written demand of any Investor and upon any change in the Warrant Price (as defined in the Warrant) such that additional shares of Common Stock become issuable upon the exercise of the Warrants, the Company shall prepare and file with the SEC one or more Registration Statements on Form S-3

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or amend the Registration Statement filed pursuant to clause (i) above, if such Registration Statement has not previously been declared effective (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of such additional shares of Common Stock (the “Additional Shares”), subject to the Required Investors’ consent) covering the resale of the Additional Shares, but only to the extent the Additional Shares are not at the time covered by an effective Registration Statement.  Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Shares.  Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Investors.  The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and their counsel prior to its filing or other submission.  If a Registration Statement covering the Additional Shares is required to be filed under this Section 2(a)(ii) and is not filed with the SEC within ten (10) Business Days of the request of any Investor or upon the occurrence of any of the events specified in this Section 2(a)(ii), the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.5% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Additional Shares.  Such payments shall constitute the Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief.  Such payments shall be made to each Investor in cash.

(b)          Expenses.  The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, reasonable out-of-pocket fees and expenses of one counsel to the Investors (which fees and expenses shall not exceed $35,000 in the aggregate) and the Investors’ reasonable out-of-pocket expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

(c)           Effectiveness.

(i)            The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable.  The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Investors with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.  If (A)(x) a Registration Statement covering the Registrable Securities is not declared effective by the SEC prior to the earlier of (i) five (5) Business Days after the SEC shall have informed the Company that no review of the Registration Statement will be made or that the SEC has no further comments on the Registration Statement or (ii) the 90th day after the Closing Date (the 120th day if the SEC reviews the Registration Statement), or (y) a Registration Statement covering Additional Shares is not

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declared effective by the SEC within ninety (90) days following the time such Registration Statement was required to be filed pursuant to Section 2(a)(ii) (120 days if the SEC reviews the Registration Statement), or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), but excluding the inability of any Investor to sell the Registrable Securities covered thereby due to market conditions and except as excused pursuant to subparagraph (ii) below, then the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.5% of the aggregate amount invested by such Investor for each 30- day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the “Blackout Period”).  Such payments shall constitute the Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief.  The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) Business Days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period.  Such payments shall be made to each Investor in cash.

(ii)           For not more than twenty (20) consecutive days or for a total of not more than forty-five (45) days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company, by suspending the use of any Prospectus included in any registration contemplated by this Section containing such information, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an “Allowed Delay”); provided, that the Company shall promptly (a) notify the Investors in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, (b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

3.     Company Obligations.  The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a)           use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144(k) (the “Effectiveness Period”) and advise the Investors in writing when the Effectiveness Period has expired;

(b)          prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

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(c)           provide copies to and permit counsel designated by the Investors to review each Registration Statement and all amendments and supplements thereto no fewer than seven (7) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

(d)          furnish to the Investors and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by the related Registration Statement;

(e)           use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(f)           prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g)          use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(h)          promptly notify the Investors, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the 1933 Act (including during any period when the Company is in compliance with Rule 172), upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such holder,

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promptly prepare, file with the SEC pursuant to Rule 172 and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(i)            otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including Rule 172, notify the Investors promptly if the Company no longer satisfies the conditions of Rule 172 and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

(j)            With a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to:  (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

4.     Due Diligence Review; Information.  Upon reasonable prior notice, the Company shall make available, during normal business hours, for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), all financial and other records, all SEC Filings (as defined in the Purchase Agreement) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives,

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advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

The Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

5.     Obligations of the Investors.

(a)           Each Investor shall promptly furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.  At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in the Registration Statement.  An Investor shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Investor elects to have any of the Registrable Securities included in the Registration Statement.

(b)          Each Investor, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c)           Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that a supplemented or amended prospectus has been filed with the SEC and until any related post-effective amendment is declared effective and, if so directed by the Company, the Investor shall deliver to the Company or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

6.     Indemnification.

(a)           Indemnification by the Company.  The Company will indemnify and hold harmless each Investor and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Investor within the

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meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor’s behalf and will reimburse such Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b)          Indemnification by the Investors.  Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto.  In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 6 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings.  Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ

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separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)          Contribution.  If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.  In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7.     Miscellaneous.

(a)           Amendments and Waivers.  This Agreement may be amended, modified or waived only by a writing signed by the Company and the Required Investors; provided that if any such amendment, modification or waiver would adversely affect in any material respect any Investor or group of Investors who have comparable rights under this Agreement disproportionately to the other Investors having such comparable rights, such amendment, modification, or waiver shall also require the written consent of the Investor(s) so adversely affected.  Notwithstanding the foregoing, no amendment or modification of this Agreement that would restrict or otherwise limit any Investor’s registration rights hereunder shall be effective against such Investor without its written consent.

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(b)          Notices.  All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.4 of the Purchase Agreement.

(c)           Assignments and Transfers by Investors.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns.  An Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that (i) such Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected and (ii) the transferee agrees in writing to be bound by this Agreement as if it were a party hereto.

(d)          Assignments and Transfers by the Company.  This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Required Investors, after notice duly given by the Company to each Investor.

(e)           Benefits of the Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)           Counterparts; Faxes.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile, which shall be deemed an original.

(g)          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h)          Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

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(i)            Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j)            Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k)           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	TAPESTRY PHARMACEUTICALS, INC.

By:
	Name:	Leonard Shaykin
	Title:	Chairman and Chief Executive Officer

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The Investors:	SPECIAL SITUATIONS FUND III QP, L.P.

By:
Name: Austin W. Marxe
Title: General Partner

SPECIAL SITUATIONS FUND III, L.P.

By:
Name: Austin W. Marxe
Title: General Partner

SPECIAL SITUATIONS CAYMAN FUND, L.P.

By:
Name: Austin W. Marxe
Title: General Partner

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

By:
Name: Austin W. Marxe
Title: General Partner

SPECIAL SITUATIONS TECHNOLOGY FUND, L.P.

By:
Name: Austin W. Marxe
Title: General Partner

13

SPECIAL SITUATIONS TECHNOLOGY FUND II, L.P.

By:
Name: Austin W. Marxe
Title: General Partner

SPECIAL SITUATIONS LIFE SCIENCES FUND, L.P.

By:
Name: Austin W. Marxe
Title: General Partner

[other investors]

14

Exhibit A

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

• block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

• an exchange distribution in accordance with the rules of the applicable exchange;

• privately negotiated transactions;

• short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

• through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

• broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

• a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.  In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

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Appendix C

AGREED FORM

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K) OF THE SECURITIES ACT, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

SUBJECT TO THE PROVISIONS OF SECTION 10 HEREOF, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON THE FIFTH ANNIVERSARY (THE “EXPIRATION DATE”) OF THE DATE OF ISSUANCE OF THIS WARRANT (THE “DATE OF ISSUANCE”).

No.

TAPESTRY PHARMACEUTICALS, INC.

WARRANT TO PURCHASE                SHARES OF

COMMON STOCK, PAR VALUE $0.0075 PER SHARE

For VALUE RECEIVED,                                          (“Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from Tapestry Pharmaceuticals, Inc., a Delaware corporation (“Company”), at any time not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an exercise price per share equal to $2.40(1) (the exercise price in effect being herein called the “Warrant Price”),              shares(2) (“Warrant Shares”) of the Company’s Common Stock, par value $0.0075 per share (“Common Stock”).  The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

Section 1.               Registration.  The Company shall maintain books for the transfer and registration of this Warrant.  Upon the initial issuance of this Warrant, the Company shall issue and register this Warrant in the name of the Warrantholder.

Section 2.               Transfers.  As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act or pursuant to an exemption from such registration.  Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, within five calendar days following the surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by

(1)                                  If this Warrant is issued pursuant to Section 7.14 of the Purchase Agreement, then the exercise price per share shall be equal to $0.01.

(2)                                  100% warrant coverage.  If this Warrant is issued pursuant to Section 7.14 of the Purchase Agreement, then this Warrant shall represent the number of shares of Common Stock set forth opposite the initial Warrantholder’s name on Schedule 7.14 to the Purchase Agreement.

the Company, including, if required by the Company, an opinion of counsel to the transferor to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company within such five calendar day period; provided that the Company shall advise the Warrantholder in writing of any and all documentation (including the form and substance of any instruction for transfer) that the Company requires to effectuate such transfer within five calendar days of receipt by the Company of a written request by the Warrantholder with respect thereto.

Section 3.               Exercise of Warrant.  Subject to the provisions hereof, the Warrantholder may exercise this Warrant, in whole or in part, at any time prior to its expiration upon surrender of this Warrant, together with delivery of a duly executed Warrant exercise form, in the form attached hereto as Appendix A (the “Exercise Agreement”) and payment by cash, certified check or wire transfer of funds (or, in certain circumstances, by cashless exercise as provided below) of the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company’s principal Executive Offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder).  The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or the date evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company has been provided to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered.  Certificates for the Warrant Shares so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised.  The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder, as specified in the Exercise Agreement.  If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised.  As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.  Each exercise hereof shall constitute the re-affirmation by the Warrantholder that the representations and warranties contained in Section 5 of the Purchase Agreement (as defined below) are true and correct in all material respects with respect to the Warrantholder as of the time of such exercise.  [To be included upon request of the Warrantholder: Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Warrantholder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Warrantholder and its Affiliates and any other Persons (each as defined in the Purchase Agreement) whose beneficial ownership of Common Stock would be aggregated with the Warrantholder’s for purposes of Section 13(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 9.999% (the “Maximum Percentage”) of the total number of issued and outstanding

2

shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise).  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  Each delivery of an Exercise Agreement hereunder will constitute an Exercise Agreement for the lesser of (i) the full number of Warrant Shares requested in such Exercise Agreement or (ii) such number of Warrant Shares giving effect to the limitation set forth in the foregoing sentences.  The Company and the Warrantholder shall cooperate to determine the effect of the limitations set forth herein.  The Company’s right and obligation to issue shares of Common Stock in excess of the limitation referred to in this Section 3 shall be suspended (and, except as provided below, shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation; provided that, if, as of 5:00 p.m., Eastern time, on the Expiration Date, the Company has not received written notice that the shares of Common Stock may be issued in compliance with such limitation, the Company’s obligation to issue such shares shall terminate.  This provision shall not restrict the number of shares of Common Stock which a Warrantholder may receive or beneficially own in order to determine the amount of securities or other consideration that such Warrantholder may receive in the event of a transaction of the type contemplated in Section 7(b) of this Warrant.  The restrictions set forth in this Section 3 may be waived by the Warrantholder upon not less than 61 days’ written notice to the Company.]

Section 4.               Compliance with the Securities Act of 1933. Except as provided in the Purchase Agreement (as defined below), the Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant, and a similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

Section 5.               Payment of Taxes.  The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid.  The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

Section 6.               Mutilated or Missing Warrants.  In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon surrender and cancellation of the mutilated Warrant, or in lieu of and substitution for this Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of this Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

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Section 7.               Reservation of Common Stock.  The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant.  The Company agrees that all Warrant Shares issued upon due exercise of this Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

Section 8.               Adjustments.  Subject and pursuant to the provisions of this Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

(a)           If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising this Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if this Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder.  Such adjustments shall be made successively whenever any event listed above shall occur.

(b)           If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.  The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if

4

other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant.  The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(c)           In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date.  “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on The Nasdaq Stock Market, Inc. (“Nasdaq”), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar quotation system or association, the closing sale price of one share of Common Stock on Nasdaq, the Bulletin Board or such other quotation system or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other quotation system or association, the fair market value of one share of Common Stock as of the Valuation Date, as determined in good faith by the Board of Directors of the Company and the Warrantholder.  If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other quotation system or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company.  In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the fair market value in respect of subpart (c) of this paragraph, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters.  The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Warrantholder.  Such adjustment shall be made successively whenever such a payment date is fixed.

5

(d)           An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(e)           In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

(f)            Except as provided in subsection (g) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of subsections (f)(l) through (f)(7) hereof, deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Warrant Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

Adjusted Warrant Price = (A x B) + D

A+C

where

“A” equals the number of shares of Common Stock outstanding, including Additional Shares of Common Stock (as defined below) deemed to be issued hereunder, immediately preceding such Trigger Issuance;

“B” equals the Warrant Price in effect immediately preceding such Trigger Issuance;

“C” equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

“D” equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;

provided, however, that in no event shall the Warrant Price after giving effect to such Trigger Issuance be greater than the Warrant Price in effect prior to such Trigger Issuance.

For purposes of this subsection (f), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection (f), other than Excluded Issuances (as defined in subsection (g) hereof).

For purposes of this subsection (f), the following subsections (f)(l) to (f)(7) shall also be applicable:

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(f)(1)  Issuance of Rights or Options.  In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Warrant Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Price.  Except as otherwise provided in subsection 8(f)(3), no adjustment of the Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(f)(2)  Issuance of Convertible Securities.  In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Warrant Price in effect immediately prior to the

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time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Price, provided that (a) except as otherwise provided in subsection 8(f)(3), no adjustment of the Warrant Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Warrant Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Warrant Price have been made pursuant to the other provisions of subsection 8(f).

(f)(3) Change in Option Price or Conversion Rate.  Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 8(f)(l) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 8(f)(l) or 8(f)(2), or the rate at which Convertible Securities referred to in subsections 8(f)(l) or 8(f)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Warrant Price in effect at the time of such event shall forthwith be readjusted to the Warrant Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.  On the termination of any Option for which any adjustment was made pursuant to this subsection 8(f) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 8(f) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Warrant Price then in effect hereunder shall forthwith be changed to the Warrant Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

(f)(4) Stock Dividends.  Subject to the provisions of this Section 8(f), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(f)(5) Consideration for Stock.  In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in

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connection therewith.  In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.  In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company.  If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the Warrantholder).  The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder as to the fair market value of the Additional Rights.  In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the fair market value of the Additional Rights, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters.  The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Warrantholder.

(f)(6) Record Date.  In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(f)(7) Treasury Shares.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this subsection (f).

(g)           Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Warrant Price in the case of the issuance of (A) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by

9

the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, provided such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof, (C) securities issued pursuant to that certain Purchase Agreement dated February 1, 2006, among the Company and the Investors named therein (the “Purchase Agreement”) and securities issued upon the exercise or conversion of those securities, (D) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Warrant Price pursuant to the other provisions of this Warrant), and (E) capital stock, Options or Convertible Securities issued to suppliers, vendors and service providers of and to the Company and its subsidiaries with an aggregate Market Price (determined as of the time of such issuance) not to exceed $250,000 in any fiscal year (collectively, “Excluded Issuances”).

(h)           Upon any adjustment to the Warrant Price pursuant to Section 8(f) above, the number of Warrant Shares purchasable hereunder shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the Warrant Price in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Price in effect immediately thereafter.(3)

Section 9.               Fractional Interest.  The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant.  If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.

Section 10.             Extension of Expiration Date.  If the Company fails to cause any Registration Statement covering Registrable Securities (unless otherwise defined herein, capitalized terms are as defined in the Registration Rights Agreement relating to the Warrant Shares (the “Registration Rights Agreement”)) to be declared effective prior to the applicable dates set forth therein, or if any of the events specified in Section 2(c)(ii) of the Registration Rights Agreement occurs, and the Blackout Period (whether alone, or in combination with any other Blackout Period) continues for more than 60 days in any 12 month period, or for more than

(3)                                  If this Warrant is issued pursuant to Section 7.14 of the Purchase Agreement, then the following provision shall be added to Section 8(h):

Notwithstanding any other provision in this Warrant, no adjustment in the Warrant Price shall be required under this Section 8 unless the aggregate of all such adjustments would require an increase or decrease of at least one percent (1%) in the Warrant Price; provided, however, that any adjustments which by reason of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 8 shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.  No adjustment need be made for a change in the par value of the Common Stock.

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a total of 90 days, then the Expiration Date of this Warrant shall be extended one day for each day beyond the 60-day or 90-day limits, as the case may be, that the Blackout Period continues.

Section 11.             Benefits.  Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

Section 12.             Notices to Warrantholder.  Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

Section 13.             Identity of Transfer Agent.  The Transfer Agent for the Common Stock is American Stock Transfer & Trust Company.  Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by this Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

Section 14.             Notices.  Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier.  All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days’ advance written notice to the other:

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If to the Company:

Tapestry Pharmaceuticals, Inc.

4840 Pearl East Circle, Suite 300W

Boulder, Colorado 80301

Attention:  Leonard Shaykin, Chairman and Chief Executive Officer

Fax:  (212) 319-2808

With a copy to:

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, New York 10022-4611

Attention:  Michael Movsovich

Fax: (212) 446-6460

Section 15.             Registration Rights.  The initial Warrantholder is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement, and any subsequent Warrantholder may be entitled to such rights.

Section 16.             Successors.  All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 17.             Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof.  The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant.  The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT

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AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 18.             Call Provision.

(a)           Subject to the provisions of clauses (b) and (c) below, in the event that the closing bid price of a share of Common Stock as traded on Nasdaq (or such other exchange or stock market on which the Common Stock may then be listed or quoted) equals or exceeds $4.80 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for at least twenty (20) consecutive trading days during which the Registration Statement (as defined in the Registration Rights Agreement) has been effective (the “Trading Condition”), the Company, upon thirty (30) days prior written notice (the “Notice Period”) given to the Warrantholder within three (3) business days immediately following the end of such twenty (20) consecutive trading day period, may call this Warrant at a redemption price equal to $0.0075 per share of Common Stock then purchasable pursuant to this Warrant; provided that (i) the Company simultaneously calls all Company Warrants (as defined below) on the same terms and on a pro rata basis based on the aggregate number of shares of Common Stock then purchasable pursuant to such Company Warrants, (ii) all of the shares of Common Stock issuable hereunder either (A) are registered pursuant to an effective Registration Statement (as defined in the Registration Rights Agreement) which has not been suspended and for which no stop order is in effect, and pursuant to which the Warrantholder is able to sell such shares of Common Stock at all times during the Notice Period or (B) no longer constitute Registrable Securities (as defined in the Registration Rights Agreement) and (iii) this Warrant is fully exercisable for the full amount of Warrant Shares covered hereby.  Notwithstanding any such notice by the Company, the Warrantholder shall have the right to exercise this Warrant prior to the end of the Notice Period.

(b)           In any three-month period, no more than the lesser of (i) 20% of the aggregate amount of Warrants initially issued to a Warrantholder or (ii) the number of Warrants held by the Warrantholder, may be called by the Company and the Company may not call additional Warrants in any subsequent three-month period unless all the conditions specified in Section 18(a) are again met (including without limitation, the Trading Condition) at the time that any subsequent call notice is given.

(c)           In connection with any transfer or exchange of less than all of this Warrant, the transferring Warrantholder shall deliver to the Company an agreement or instrument executed by the transferring Warrantholder and the new Warrantholder allocating between them on whatever basis they may determine in their sole discretion any subsequent call of this Warrant by the Company, such that after giving effect to such transfer the Company shall have the right to call the same number of Warrants that it would have had if the transfer or exchange had not occurred.

Section 19.             Cashless Exercise.  Notwithstanding any other provision contained herein to the contrary, from and after the first anniversary of the Date of Issuance, the Warrantholder may elect to receive, without payment by the Warrantholder of the aggregate Warrant Price in respect of the shares of Common Stock to be acquired, shares of Common Stock having a fair

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market value equal to the Market Price of all shares of Common Stock that may then be purchased upon full exercise of this Warrant, less the aggregate exercise price for all such shares, or any specified portion thereof (including as contemplated by clause (b) below), by the surrender to the Company of this Warrant (or such portion of this Warrant being so exercised) together with a Net Issue Election Notice, in the form annexed hereto as Appendix B, duly executed, to the Company; provided that such election may be made only, (a) for so long as the Company is required under the Registration Rights Agreement to have effected the registration of the Warrant Shares for resale to the public pursuant to a Registration Statement (as such term is defined in the Registration Rights Agreement), if the Warrant Shares may not be freely sold to the public for any reason (including, but not limited to, the failure of the Company to have effected the registration of the Warrant Shares or to have a current prospectus available for delivery or otherwise, but excluding the period of any Allowed Delay (as defined in the Registration Rights Agreement), or (b) at any other time, with respect to an aggregate number of Warrant Shares equal to up to, but not in excess of, 50% of the Warrant Shares (in aggregate together with all prior cashless exercises of a portion of this Warrant) initially issued to the initial Warrantholder pursuant to the Purchase Agreement.  Thereupon, the Company shall issue to the Warrantholder such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the following formula:

X = Y (A - B)

       A

where

X =      the number of shares of Common Stock to which the Warrantholder is entitled upon such cashless exercise;

Y =       the total number of shares of Common Stock covered by this Warrant for which the Warrantholder has surrendered purchase rights at such time for cashless exercise (including both shares to be issued to the Warrantholder and shares as to which the purchase rights are to be canceled as payment therefor);

A =      the “Market Price” of one share of Common Stock as at the date the net issue election is made; and

B =       the Warrant Price in effect under this Warrant at the time the net issue election is made.

Section 20.             No Rights as Stockholder.  Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

Section 21.             Amendment; Waiver.  This Warrant is one of a series of Warrants of like tenor issued by the Company pursuant to the Purchase Agreement and initially covering an aggregate of [    ] shares of Common Stock (collectively, the “Company Warrants”).  Any term of this Warrant may be amended or waived (including the adjustment provisions included in

14

Section 8 of this Warrant) upon the written consent of the Company and the holders of Company Warrants representing at least 50% of the number of shares of Common Stock then subject to all outstanding Company Warrants (the “Majority Holders”); provided, that (x) any such amendment or waiver must apply to all Company Warrants; and (y) the number of Warrant Shares subject to this Warrant, the Warrant Price and the Expiration Date may not be amended, and the right to exercise this Warrant may not be altered or waived, without the written consent of the Warrantholder.

Section 22.             Section Headings.  The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the              day of                       , 2006.

TAPESTRY PHARMACEUTICALS, INC.

By:
Name:	Leonard Shaykin
Title:	Chairman and Chief Executive Officer

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APPENDIX A

TAPESTRY PHARMACEUTICALS, INC.

WARRANT EXERCISE FORM

To: Tapestry Pharmaceuticals, Inc.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant,                                shares of Common Stock (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Name

Address

Federal Tax ID or Social Security No.

and delivered by	(certified mail to the above address, or
(electronically (provide DWAC Instructions: ), or
(other (specify): ).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

Dated: ,

Note: The signature must correspond with	Signature:
the name of the Warrantholder as written
on the first page of the Warrant in every
particular, without alteration or enlargement	Name (please print)
or any change whatever, unless the Warrant
has been assigned.

Address

Federal Identification or
Social Security No.

Assignee:

APPENDIX B

TAPESTRY PHARMACEUTICALS, INC.

NET ISSUE ELECTION NOTICE

To: Tapestry Pharmaceuticals, Inc.

Date:[                                                  ]

The undersigned hereby elects under Section 19 of this Warrant to surrender the right to purchase [                        ] shares of Common Stock pursuant to this Warrant and hereby requests the issuance of [                          ] shares of Common Stock.  The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

Signature

Name for Registration

Mailing Address

Appendix D

FERGHANA SECURITIES INC.

Board of Directors of Tapestry Pharmaceuticals, Inc.

c/o Mr. Leonard Shaykin

Chairman and Chief Executive Officer

Tapestry Pharmaceuticals, Inc.

4840 Pearl East Circle, Suite 300W

Boulder, Colorado 80301

January 26, 2006

Ladies and Gentlemen,

Ferghana Securities Inc. (“FSI”) has been asked to present its opinion with respect to the fairness, from a financial point of view, to Tapestry Pharmaceuticals, Inc. (“Tapestry” or the “Company”) and its stockholders of the consideration to be received by the Company in connection with the proposed PIPE financing currently being contemplated by the Company, including the expected relative benefit compared to undertaking processes which would lead to a merger with or acquisition by another company, or to an out-licensing transaction of TPI287 or additional drug compounds from the Tapestry pipeline.

FSI was engaged on October 27, 2005 by Tapestry to act as financial advisor to the Company for the ongoing attempt to raise up to $20 million in a PIPE financing.  In addition to acting as corporate finance advisor, FSI was given an initial list of seven investors to contact directly.  That list was subsequently expanded to 15 investors.

As part of the PIPE process, Tapestry, on its own or through financial intermediaries, has contacted 52 investors as of today’s date: 47 are US-based and 5 are based in Europe or Asia.  Although some of the investors contacted are classic biotech venture capital firms who occasionally invest in PIPES, the vast majority of contacts were made with specialist biotech hedge funds who frequently invest in these types of PIPE transactions.  In all cases, the funds contacted are knowledgeable and experienced investors in the biotech sector.  Responses from those firms who declined to invest, range from “too early stage”, to “not enough preclinical data”, to overall nervousness about investing in a one-product company.  A smaller group of investors passed on the opportunity due to the need for a longer due diligence process than was afforded by the speed of a PIPE.

420 LEXINGTON AVENUE, SUITE 2626, NEW YORK, NEW YORK 10170

TELEPHONE:  (212) 986-7900   FACSIMILE:  (212) 883-9395

www.ferghanapartners.com

Member of National Association of Securities Dealers, Inc., Securities Investor Protection Corporation

The Company is at an early stage of clinical development for its overall pipeline and TPI287, a third generation taxane that may be orally available, looks to be the most promising compound although it is only in Phase I.  Because of its current low market capitalization, equity research analysts have not been following Tapestry and, thus, the Company has limited ability to attract investor attention other than through presentations at Investor conferences.  In such circumstances, traditional institutional investors find it hard to build up a sufficiently large investment position due to lack of liquidity in the stock: any substantial purchases of Tapestry shares in the open market would be difficult and would likely inspire a significant rise in stock price.  For many of these same considerations, a broadly distributed underwriting of Tapestry shares might not find favor with investors seeking liquidity and seeking a more widely based cancer compound pipeline.

Both Tapestry and its advisors have spoken with other biotech and pharmaceutical companies to explore the possibility of a merger: larger companies do not feel compelled to take up a third generation taxane to add value to their substantial pipelines and the medium-sized companies who would benefit from the addition of TPI287 are often averse to the clinical development risk presented by such an early stage compound. Consequently, the former group of companies has not proposed any price at all and the latter group of companies (such as SGX, EntreMed, Spectrum and Avalon) has suggested inordinately low valuations or unattractive deal structures. Once Tapestry has achieved proof of concept in humans in an appropriately sized clinical trial [generally Phase II], it is likely that an attractive Partnering or M&A proposition will be forthcoming.  Based on the low amounts of early cash [upfront elements and near term milestones] in partnering deals for most Phase I compounds, and the reality that TPI287 is the only compound currently in clinical development at Tapestry, any outward partnering deal concluded today would yield little to no cash for Tapestry and would leave the Company with no visible value drivers.

Fortunately, Tapestry has some cash balances that can partially support the development of its pipeline.  Nonetheless, given the vagaries of clinical trials and the need to run multiple Phase II trials for TPI287, it would be preferable for the Board to engage in a PIPE financing (with specialist investors) so that a more complete clinical trial program could prudently be established and finalized. In the event that TPI287 successfully passes through its clinical trial programs, the Board can consider multiple value-adding options for the benefit of its shareholders:  raise additional funds at a higher valuation, sell Tapestry as a whole, divest TPI287 or partner it out to a larger company for commercialization in North America and overseas, and variations of these themes.

In arriving at our opinion with respect to the proposed PIPE, FSI has analyzed the fundraising process, the number and quality of the investors approached, the nature of these discussions, and the terms and conditions of the proposed PIPE.

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In addition, we have reviewed a number of recent PIPE transactions to better place the proposed PIPE in the context of the broader market for transactions of this type.  Based on this analysis, our view on the quality of the proposed investor group, and our analysis of the currently limited strategic options for Tapestry, FSI has concluded that the proposed PIPE transaction represents a reasonable alternative for Tapestry and, that it is fair to Tapestry and its stockholders from a financial point of view and as such, we recommend that the Board of Directors of Tapestry approve the PIPE on the terms and conditions and with the investor syndicate, as outlined in the attached documents.

Yours sincerely,

Ferghana Securities Inc.

Documents Reviewed:

FSI Internal Analysis of Recent PIPE Financings

Draft Securities Purchase Agreement and draft disclosure schedules thereto;

Draft Form of Warrant

Draft Registration Rights Agreement

Draft Form of Officer’s Certificate; and

Draft Form of Secretary’s Certificate.

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Appendix E

TAPESTRY PHARMACEUTICALS, INC.

2006 EQUITY INCENTIVE PLAN

ADOPTED:  JANUARY 26, 2006

APPROVED BY STOCKHOLDERS:        , 2006

TERMINATION DATE:  JANUARY 26, 2016

1.                                      PURPOSES.

(a)                                  Eligible Stock Award Recipients.  The persons eligible to receive Stock Awards are Employees, Directors and Consultants.  The persons eligible to receive non-discretionary Stock Awards under the Non-Discretionary Grant Program are Eligible Directors.

(b)                                  Available Stock Awards.  The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards:  (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Purchase Awards, (iii) Stock Bonus Awards, (iv) Stock Appreciation Rights, (v) Stock Unit Awards and (vi) Other Stock Awards.

(c)                                  General Purpose.  The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.                                      DEFINITIONS.

(a)                                  “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)                                  “Board” means the Board of Directors of the Company.

(c)                                  “Capitalization Adjustment” has the meaning ascribed to that term in Section 12(a).

(d)                                  “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                                    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

(ii)                                there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

(iii)                            the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(iv)                               there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportion as their Ownership of the Company immediately prior to such sale, lease, license or other disposition; or

(v)                                   individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(e)                                  “Code” means the Internal Revenue Code of 1986, as amended.

(f)                                    “Committee” means a committee of one (1) or more members of the Board appointed by the Board in accordance with Section 3(c).

(g)                                 “Common Stock” means the common stock of the Company.

(h)                                 “Company” means Tapestry Pharmaceuticals, Inc., a Delaware corporation.

(i)                                    “Consultant” means any person other than a Director or Employee (i) who acts as a consultant or advisor to the Company or an Affiliate and who is compensated for such services or (ii) who serves as a member of the Board of Directors of an Affiliate and who is compensated for such services.

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(j)                                    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service.  For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service.  The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.  Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(k)                                “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                                    a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)                                a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)                            a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)                               a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l)                                    “Covered Employee” means a covered employee as defined in Section 162(m) of the Code.

(m)                              “Director” means a member of the Board.

(n)                                 “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(o)                                  “Eligible Director” has the meaning ascribed to that term in Section 6(a).

(p)                                  “Employee” means any person employed by the Company or an Affiliate.  Service as a Director or payment of a director’s fee by the Company for such service or for service as a member of the Board of Directors of an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

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(q)                                  “Entity” means a corporation, partnership or other entity.

(r)                                  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)                                  “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(t)                                    “Fair Market Value” means, as of any date, the value of the Common Stock as follows:

(i)                                    If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq Capital Market, the Fair Market Value of a share of Common Stock, unless otherwise determined by the Board, shall be either:

(1)                                 the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination (or if such date of determination does not fall on a market trading day, then the last market trading day prior to the day of determination), as reported in The Wall Street Journal or such other source as the Board deems reliable;

(2)                                 the average of such closing sales prices (or closing bid, if no sales were reported) over a five (5) trading day period commencing on a date following the date of determination that is specified by the Board.

If paragraph (i) applies and the Board does not specify that Fair Market Value will be determined in accordance with one of the foregoing clauses, clause (1) shall apply.

(ii)                                In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(u)                                 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v)                                   “Non-Employee Director” means a Director who either (i) is not currently an employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate, for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business

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relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(w)                                “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(x)                                  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)                                  “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(z)                                  “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan.

(aa)                            “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(bb)                            “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 8(e).

(cc)                            “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant.  Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(dd)                            “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation”, and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(ee)                            “Own,” “Owned,” “Owner,” “Ownership”  A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ff)                                “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(gg)                          “Plan” means this Tapestry Pharmaceuticals, Inc. 2006 Equity Incentive Plan, as amended from time to time.

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(hh)                          “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ii)                                “Securities Act” means the Securities Act of 1933, as amended.

(jj)                                “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 8(c).

(kk)                        “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant.  Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(ll)                                “Stock Award” means any right granted under the Plan, including an Option, a Stock Purchase Award, a Stock Bonus Award, a Stock Appreciation Right, a Stock Unit Award or any Other Stock Award.

(mm)                    “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Stock Award grant.  Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(nn)                          Stock Bonus Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 8(b).

(oo)                            “Stock Bonus Award Agreement” means a written agreement between the Company and a holder of a Stock Bonus Award evidencing the terms and conditions of a Stock Bonus Award grant.  Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.

(pp)                            “Stock Purchase Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 8(a).

(qq)                            “Stock Purchase Award Agreement” means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of a Stock Purchase Award grant.  Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.

(rr)                            “Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 8(c).

(ss)                            “Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Stock Unit Award evidencing the terms and conditions of a Stock Unit Award grant.  Each Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(tt)                                “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether, at the time,

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stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(uu)                          “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.                                      ADMINISTRATION.

(a)                                  Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).

(b)                                  Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)                                    To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)                                To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)                            To amend the Plan or a Stock Award as provided in Section 13.

(iv)                               To terminate or suspend the Plan as provided in Section 14.

(v)                                   Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c)                                  Delegation to Committee.

(i)                                    General.  The Board may delegate some or all of the administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated.  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that has been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the

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Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board any or all of the powers previously delegated.

(ii)                                Section 162(m) and Rule 16b-3 Compliance.  In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.  In addition, the Board or the Committee, in their discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one (1) or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)                                  Delegation to an Officer.  The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Employees of the Company or any of its Subsidiaries who are not Officers to be recipients of Stock Awards and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees of the Company; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself.  Notwithstanding the foregoing, the Board may not delegate authority to an Officer to determine the Fair Market Value of the Common Stock.

(e)                                  Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.                                      SHARES SUBJECT TO THE PLAN.

(a)                                  Share Reserve.  Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards initially shall not exceed in the aggregate 6,559,056 shares of Common Stock.  That number shall increase, by an amount not to exceed 1,600,000 shares in the aggregate, immediately following any issuance of common stock by the Company during the three year period following approval by stockholders of the Incentive Plan (other than issuances of shares of common stock upon the exercise of any of the warrants issued pursuant to that certain Purchase Agreement dated as of February 2, 2006 between the Company and the purchasers named therein or issued to the Company’s financial advisors in connection with such purchase agreement) such that the shares available under the Incentive Plan will be equal to by (i) 20% of fully diluted shares of common stock immediately following any such issuance of shares less (ii) the number of shares of common stock subject to existing options issued pursuant to the

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Company’s 2004 Equity Incentive Plan, 2004 Non-Employee Directors’ Stock Option Plan, the 1998 Stock Incentive Plan and the 1994 Long-Term Performance Incentive Plan.

(b)                                  Reversion of Shares to the Share Reserve.  If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan; provided, however, that subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued as Incentive Stock Options shall be three million (3,000,000) shares of Common Stock.  If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), then the number of shares that are not delivered shall revert to and again become available for issuance under the Plan.  If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual deliver or attestation), then the number of such tendered shares shall revert to and again become available for issuance under the Plan.

(c)                                  Source of Shares.  The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.                                      ELIGIBILITY.

(a)                                  Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to Employees.  Stock Awards other than Incentive Stock Options may be granted to Employees and Consultants.  Automatic and discretionary Options granted under Section 6 may be granted only to Eligible Directors.

(b)                                  Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)                                  Section 162(m) Limitation on Annual Grants.  Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, no Employee shall be eligible to be granted Options or Stock Appreciation Rights covering more than 3 million (2,000,000) shares of Common Stock during any calendar year.

(d)                                  Consultants.  A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

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6.                                      DIRECTOR AUTOMATIC AND DISCRETIONARY OPTION GRANTS.

(a)                                  Automatic Option Grants.

(i)                                    Options covering 1,500 shares of Common Stock shall be automatically granted to each Non-Employee Director who (A) is elected or reelected as a director of the Company at an annual meeting of the Company’s stockholders, (B) continues service as a director of the Company after an annual meeting of the Company’s stockholders at which the director is not subject to reelection, or (C) is appointed as a director of the Company in accordance with its Bylaws following an annual meeting (each, an “Eligible Director”), on the next business day following each such annual meeting or appointment.

(ii)                                In addition, Options covering 1,500 shares of Common Stock shall be automatically granted to each Eligible Director who is appointed or who continues services as chair of the Audit, Compensation or Nominating and Corporate Governance Committee of the Board (or any other permanent committee of the Board other than the Research and Development Committee, whose grants are addressed in Section 6(a)(iii)) following an annual meeting of the Company’s stockholders, on the business day next succeeding each such appointment or continuation of services, as the case may be.

(iii)                            In addition, Options covering 1,000 shares of Common Stock shall be automatically granted to each Eligible Director who is appointed to the Research and Development Committee of the Board, on the next business day following such appointment.  Thereafter, Options covering 450 shares of Common Stock shall automatically be granted to each Eligible Director who continues service as a member of the Research and Development Committee of the Board following an annual meeting of the Company’s stockholders, on the business day next succeeding such Eligible Director’s continuation of service.

Options automatically granted to an Eligible Director pursuant to this Section 6(a) shall be subject to the applicable provisions of Section 7.

(b)                                  Discretionary Option Grants. In addition to the automatic grant of Options to Eligible Directors set forth in Section 6(a), the Board shall have the authority to grant Eligible Directors Options at such times and on such terms as it may determine in its sole discretion, subject however, to the applicable provisions of Section 7.

7.                                      OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option.  The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)                                  Term.  The Board shall determine the term of any Option granted under the Plan; provided that, subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no

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Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted.

(b)                                  Exercise Price of an Incentive Stock Option.  Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.  Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)                                  Exercise Price of a Nonstatutory Stock Option.  The exercise price of each Nonstatutory Stock Option shall be not less than one-hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.  Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(d)                                  Consideration.  The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or check at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock at the time the Option is exercised, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) by a “net exercise” of the Option (as further described below) (4) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds or (5) in any other form of legal consideration that may be acceptable to the Board.  Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).  At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the treatment of the Option as a variable award for financial accounting purposes.

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In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price.  With respect to any remaining balance of the aggregate exercise price, the Company shall accept a cash payment from the Participant.  Shares of Common Stock will no longer be outstanding under an Option (and therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under a “net exercise” (ii) shares actually delivered to the Participant as a result of such exercise, and (iii) shares withheld for purposes of tax withholding.

(e)                                  Transferability of an Incentive Stock Option.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f)                                    Transferability of a Nonstatutory Stock Option.  A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement.  If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g)                                 Vesting Generally.  The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.  The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.  The vesting provisions of individual Options may vary.  The provisions of this Section 7(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h)                                 Vesting for Eligible Directors.  Options granted pursuant to Section 6(a) shall become exercisable in full on the first anniversary following the date of grant; provided, however, that an Option granted pursuant to Section 6(a) to an Eligible Director who is first appointed by the Board (rather than elected by the stockholders at an annual meeting of stockholders) will become exercisable in full on the first business day immediately following the later of the Company’s annual meeting of stockholders next following the date of grant or six months following the date of grant; and provided, further, however, that such Options shall become exercisable only if the service of such Eligible Director with the Company or an Affiliate, whether as an Employee, Director or Consultant, continues through such date.  For Options granted pursuant to Section 6(b), (1) the total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal as determined by the Board, and (2) the Option may

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be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.  The vesting provisions of individual Options granted pursuant to Section 6(b) may vary.  The Board may accelerate vesting of any Option granted pursuant to Section 6(b), but not those granted pursuant to Section 6(a), whose vesting will be governed by the Plan.

(i)                                    Termination of Continuous Service.

(i)                                    For Eligible Directors.  In the event that an Eligible Director’s Continuous Service terminates (other than upon the Eligible Director’s removal for cause), the Eligible Director may exercise his or her Option (to the extent that the Eligible Director was entitled to exercise such Option as of the date of termination or with respect to such greater number of shares as determined by the Board) but only within such period of time ending on the earlier of (i) the date three (3) years following the termination of the Eligible Director’s Continuous Service (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Eligible Director does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.  In the event that an Eligible Director’s Continuous Service terminates upon his or her removal for cause, all Options held by that Eligible Director shall immediately terminate.

(ii)                                For Others.  In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement or (ii) the date one hundred eighty (180) days (ninety (90) days in the case of Incentive Stock Options) following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement).  If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(j)                                    Extension of Termination Date.  An Optionholder’s Option Agreement may (but need not) provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(k)                                Disability of Optionholder.  In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement or (ii)

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the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement).  If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(l)                                    Death of Optionholder.  In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section [6(e) or 6(f),] but only within the period ending on the earlier of (i) the expiration of the term of such Option as set forth in the Option Agreement or (ii) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement).  If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(m)                              Early Exercise.  The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option.  Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.  The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

8.                                      PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a)                                  Stock Purchase Awards.  Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Purchase Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board.  The terms and conditions of Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical, provided, however, that each Stock Purchase Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)                                    Purchase Price.  At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Stock Purchase Award.  To the extent required by applicable law, the price to be paid by the Participant for each share of the Stock Purchase Award will not be less than the par value of a share of Common Stock.

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(ii)                                Consideration.  At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Stock Purchase Award.  The purchase price of Common Stock acquired pursuant to the Stock Purchase Award shall be paid either: (i) in cash at the time of purchase or (ii) in any other form of legal consideration that may be acceptable to the Board and permissible under the Delaware General Corporation Law.

(iii)                            Vesting. Shares of Common Stock acquired under a Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv)                               Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Purchase Award Agreement.  At the Board’s election, the repurchase right may be at the least of: (i) the Fair Market Value on the relevant date or (ii) the Participant’s original cost.  The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise determined by the Board or provided in the Stock Purchase Award Agreement.

(v)                                   Transferability. Rights to purchase or receive shares of Common Stock granted under a Stock Purchase Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its sole discretion, and so long as Common Stock awarded under the Stock Purchase Award remains subject to the terms of the Stock Purchase Award Agreement.

(b)                                  Stock Bonus Awards.  Each Stock Bonus Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Bonus Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board.  The terms and conditions of Stock Bonus Award Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award Agreements need not be identical, but each Stock Bonus Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)                                    Consideration.  A Stock Bonus Award may be awarded in consideration for services actually rendered to the Company or an Affiliate.

(ii)                                Vesting.  Shares of Common Stock awarded under the Stock Bonus Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

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(iii)                            Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Stock Bonus Award Agreement.

(iv)                               Transferability.  Rights to acquire shares of Common Stock under the Stock Bonus Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Stock Bonus Award Agreement remains subject to the terms of the Stock Bonus Award Agreement.

(c)                                  Stock Unit Awards.  Each Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The terms and conditions of Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Stock Unit Award Agreements need not be identical, provided, however, that each Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)                                    Consideration.  At the time of grant of a Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Stock Unit Award. To the extent required by applicable law, the consideration to be paid by the Participant for each share of Common Stock subject to a Stock Unit Award will not be less than the par value of a share of Common Stock.  The consideration may be paid in any form permitted under applicable law.

(ii)                                Vesting.  At the time of the grant of a Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)                            Payment.  A Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration as determined by the Board and contained in the Stock Unit Award Agreement.

(iv)                               Additional Restrictions.  At the time of the grant of a Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Stock Unit Award after the vesting of such Stock Unit Award.

(v)                                   Dividend Equivalents.  Dividend equivalents may be credited in respect of shares of Common Stock covered by a Stock Unit Award, as determined by the Board and contained in the Stock Unit Award Agreement.  At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Stock Unit Award in such manner as determined by the Board.  Any additional shares covered by the Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Stock Unit Award Agreement to which they relate.

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(vi)                               Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Stock Unit Award Agreement, such portion of the Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(d)                                  Stock Appreciation Rights.  Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical, provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)                                    Strike Price and Calculation of Appreciation.  Each Stock Appreciation Right will be denominated in share of Common Stock equivalents.  The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) an amount (the strike price) that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(ii)                                Vesting.  At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(iii)                            Exercise.  To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(iv)                               Payment.  The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash or check, in any combination of the foregoing or in any other form of consideration as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(v)                                   Termination of Continuous Service.  In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement) or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement.  If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

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(e)                                  Other Stock Awards.  Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 7 and the preceding provisions of this Section 8.  Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Awards and all other terms and conditions of such Awards.

9.                                      COVENANTS OF THE COMPANY.

(a)                                  Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)                                  Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.                               USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

11.                               MISCELLANEOUS.

(a)                                  Acceleration of Exercisability and Vesting.  The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)                                  Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c)                                  No Employment or other Service Rights.  Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or any Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or

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without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)                                  Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement.

(e)                                  Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f)                                    Withholding Obligations.  To the extent provided by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means:  (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; or (iii) via such other method as may be set forth in the Stock Award Agreement.

12.                               ADJUSTMENTS UPON CHANGES IN STOCK.

(a)                                  Capitalization Adjustments.  If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the

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receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b) and the maximum number of securities subject to award to any person pursuant to Section 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards.  The Board shall make such adjustments, and its determination shall be final, binding and conclusive.  (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)                                  Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation.

(c)                                  Corporate Transaction.  In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may (but need not) assume or continue any or all Stock Awards outstanding under the Plan or may (but need not) substitute similar stock awards for Stock Awards outstanding under the Plan (including awards to acquire the same consideration paid to the stockholders of the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Corporate Transaction.  In the event that any surviving corporation or acquiring corporation does not assume or continue all such outstanding Stock Awards or substitute similar stock awards for all such outstanding Stock Awards, then with respect to Stock Awards that have been not assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall (contingent upon the effectiveness of the Corporate Transaction) lapse.  With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

(d)                                  Change in Control.  A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change of Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement

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between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

13.                               AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a)                                  Amendment of Plan.  Subject to the limitations, if any of applicable law, the Board at any time, and from time to time, may amend the Plan.  However, except as provided in Section 12(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law or any securities exchange listing requirements.

(b)                                  Stockholder Approval.  The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(c)                                  Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)                                  No Impairment of Rights.  Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e)                                  Amendment of Stock Awards.  The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the agreement evidencing the Stock Award, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.  Previously granted Stock Awards may be repriced, replaced or regranted through cancellation, or by lowering the exercise price of a previously granted Stock Award without the prior approval of the Company’s stockholders.

14.                               TERMINATION OR SUSPENSION OF THE PLAN.

(a)                                  Plan Term.  The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier.  No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)                                  No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

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15.                               EFFECTIVE DATE OF PLAN.

The Plan shall became effective upon its approval by the stockholders of the Company.  The Board may grant Stock Awards prior to the Plan being approved by stockholders, but in such circumstance no such Stock Award shall itself be effective unless and until stockholder approval is obtained.  Any amendment to the Plan shall become effective upon the later of (i) the date such amendment is adopted by the Board, or (ii) if stockholder approval of such amendment is required by Section 13(a) hereof, the date such amendment is approved by the stockholders of the Company.

16.                               CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

The Company has executed this Plan to evidence its adoption by the Board on January 26, 2006.

TAPESTRY PHARMACEUTICALS, INC.

BY:

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SPECIAL MEETING OF STOCKHOLDERS OF
TAPESTRY PHARMACEUTICALS, INC.

______________, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

PROPOSALS 1 THROUGH 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR

VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☐

		FOR	AGAINST	ABSTAIN
1.

To approve the sale and issuance, in a private placement to certain investors, of 12,750,000 shares of our common stock at a price of $2.00 per share, and warrants to purchase up to an additional 12,750,000 shares of our common stock at an exercise price of $2.40 per share, in exchange for aggregate gross proceeds payable to the Company of $25.5 million.

		☐	☐	☐

2.	To approve the Company’s 2006 Equity Incentive Plan and the grant of certain stock options thereunder.	☐	☐	☐

3.	To approve an amendment to the Company’s bylaws to delete a limitation on the Company’s ability to reduce the exercise price of any stock option granted under any existing or future stock option plan.	☐	☐	☐

4.

To approve the repricing of options to purchase up to ______ shares of common stock previously granted under the Company’s equity incentive plans, whereby the exercise price of such options would be reduced to $____ per share.

		☐	☐	☐

5.

To approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve Proposals 1 through 4.

		☐	☐	☐

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TAPESTRY PHARMACEUTICALS, INC.

Common Stock
For the Special Meeting of Stockholders to Be Held on                    , 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Leonard P. Shaykin and Patricia A. Pilia, or either of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Special Meeting (the “Special Meeting”) of Stockholders of Tapestry Pharmaceuticals, Inc. (the “Company”) to be held on                    , 2006, at 9:00 a.m. local (Mountain) time at the Radisson Hotel & Conference Center, 1850 Industrial Circle, Longmont, Colorado, 80501, and any adjournments or postponements thereof, and to vote there all the shares of common stock, $.0075 par value per share, held of record by the undersigned at the close of business on February 21, 2006, with all the power that the undersigned would possess if personally present, as designated on the reverse side.

Shares will be voted as specified. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSALS. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS. The proxies or substitutes may vote accordingly in their discretion upon any other business that may properly come before the Special Meeting or any adjournments thereof.

(Continued and to be signed on the reverse side)